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                                                                       EXHIBIT 2



                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                               )              Chapter 11
                                     )
AMERICAN CLASSIC VOYAGES CO., et ah, )              Case No. 01-10954 (JWV)
                                     )              Jointly Administered
          Debtors.                   )





                   SECOND AMENDED JOINT PLAN OF LIQUIDATION OF
                      AMERICAN CLASSIC VOYAGES CO.. ET AL.


  Francis A. Monaco (No. 2078)
  Joseph J. Bodnar (No. 2512)
  WALSH, MONZACK AND MONACO, P.A.
  1201 Orange Street, Suite 400
  Wilmington, DE 19801
  (302) 656-8162

    -and-

  David S. Heller
  Josef S. Athanas
  LATHAM & WATKINS
  Suite 5800 Sears Tower
  233 South Wacker Drive
  Chicago, Illinois 60606
  (312)876-7700

  Attorneys for the Debtors and
  Debtors-in-Possession




                                                          Dated: January 7, 2003



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                                  INTRODUCTION

                  American Classic Voyages Co., a Delaware corporation ("AMCV"), and those other subsidiaries and affiliates listed on Exhibit 1 hereto (together with AMCV, the "Debtors"), propose this Second Amended Joint Plan of Liquidation of American Classic Voyages Co., et al. (the "Plan"). This Plan seeks to resolve and satisfy all Claims against and Interests in the Debtors. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. All capitalized terms not defined in this introduction have the meanings ascribed to them in Article 1 of this Plan. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, resolution of material disputes, significant asset sales, and a summary and analysis of the Plan and certain related matters.

                  This is a liquidating Plan pursuant to which all of the Debtors' assets are to be distributed to creditors in accordance with priorities established by the Bankruptcy Code.

                  For purposes of this Plan, the Debtors are categorized into several categories. The first category consists of the Debtors that sold substantially all of their assets (including the Delta Queen, Mississippi Queen and American Queen riverboats) for approximately $80.9 million in cash and assumed liabilities listed on Exhibit 2 hereto (the "Selling Debtors"). The second category consists of DQSB II, Inc., DQCV, L.L.C. f/k/a Delta Queen Coastal Voyages, L.L.C., Cape Cod Light, L.L.C. and Cape May Light, L.L.C., owners of the Cape Cod Light and the Cape May Light cruise ships, which were turned over to their secured creditors (the "Coastal Debtors"). The third category consists of the Debtors listed on Exhibit 3 hereto that owned the Independence cruise ship, which was turned over to their secured creditors (the "Independence Debtors"). The fourth category is Great Pacific NW Cruise Line, L.L.C., owner of the Columbia Queen riverboat, which was turned over to its secured creditor




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(the "Columbia Queen Debtor"). The fifth category is AMCV, the ultimate parent of all of the Debtors.

                  The Plan is premised on the substantive consolidation into separate groups of (a) the Selling Debtors, (b) the Coastal Debtors and
(c) the Independence Debtors, respectively, in each case only with respect to the treatment of Claims other than Administrative Claims, Priority Tax Claims and Secured Claims, as provided below. The Plan does not contemplate substantive consolidation with respect to the Classes of Administrative Claims, Priority Tax Claims or Secured Claims against or Interests in the Debtors, which shall be deemed to apply separately with respect to each Plan proposed by each Debtor (provided, however, that, pursuant to the Settlement (defined below), the Selling Debtors have agreed to pay all Administrative Claims and Priority Tax Claims of all the Debtors). If the Plan is not accepted as to all of the Selling Debtors, all of the Coastal Debtors or all of the Independence Debtors, or the Plan is not accepted as to the Columbia Queen Debtor or AMCV, in the Debtors' sole discretion, the Plan may be (a) revoked as to all of the Debtors, or (b) revoked as to the Debtor or Debtors not satisfying the cramdown requirements (such Debtor's or Debtors' Chapter 11 Case or Cases being converted to chapter 7 liquidations, continued or dismissed in the Debtors' sole discretion) and confirmed as to the remaining Debtors. A list of each Debtor who is seeking to confirm a Plan contained herein and its corresponding bankruptcy case number is attached hereto as Exhibit 1.

                  Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from holders of claims and/or interests until such time as the Disclosure Statement has been approved by the Bankruptcy Court. The Debtors urge all holders of Claims and Interests entitled to vote on the Plan to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. To the extent the Disclosure Statement is inconsistent with the Plan, the Plan will govern. No solicitation materials other than the



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Disclosure Statement and any schedules and exhibits attached thereto or referenced therein, or otherwise enclosed with the Disclosure Statement served by the Debtors on interested parties, have been authorized by the Debtors or the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Fed. R. Bankr. P. 3019 and Article 15 of this Plan, the Debtors expressly reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.


                                   ARTICLE 1
             DEFINITIONS. INTERPRETATION AND RULES OF CONSTRUCTIONS

A. SCOPE OF DEFINITIONS. For the purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article 1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B. DEFINITIONS. In addition to such other terms as are defined in other Sections of the Plan, the following terms (which appear in the Plan as capitalized terms) shall have the meanings ascribed to them in this Article 1 of the Plan.

                  1.1 ADMINISTRATIVE CLAIM: A Claim against any or all of the Debtors constituting an actual, necessary cost or expense of preserving the Debtors' Estates that is entitled to priority under sections 503(b) and 507(a)(l) of the Bankruptcy Code, including,



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without limitation, compensation and reimbursement of expenses for legal and other professional services rendered to or on behalf of the Debtors' Estates awarded under section 330(a) or 331 of the Bankruptcy Code, other post-Petition Date expenses incurred as arising in the ordinary course of business which have accrued, and remain unpaid, as of the Effective Date, in accordance with generally accepted accounting principles, consistently applied.

                  1.2 ADMINISTRATIVE CLAIMS BAR DATE: The first Business Day that is at least sixty (60) days following the Effective Date.


                  1.3 ALLOWED [ ] CLAIM OR ALLOWED [ ] INTEREST: An Allowed llowed Interest in the particular category or Class identified.


                  1.4 ALLOWED CLAIM OR ALLOWED INTEREST: A Claim against or Interest in any or all of the Debtors or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no proof of Claim or Interest has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled (other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed) or (c) for which a proof of Claim or Interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been or may be filed within the periods of limitation fixed by the Plan, the Bankruptcy Code, or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

                  1.5 AMCV: American Classic Voyages Co., a Delaware corporation, including in its capacity as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.



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                  1.6  AMCV SETTLEMENT CASH AMOUNT: The $710,000 Cash amount to be paid to AMCV by the Selling Debtors upon the Effective Date pursuant to the Settlement.

                  1.7 AMCV SETTLEMENT AVOIDANCE ACTION PERCENTAGE: The 17.5% of Cash proceeds of Avoidance Actions (net of the costs of Avoidance Actions) to which AMCV shall be entitled upon the Effective Date pursuant to the Settlement.

                  1.8 ASSETS: All legal or equitable interests of the Debtors in any and all real or personal property of any nature, including any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, Claims, causes of action and any other general intangibles, and the proceeds, product, offspring, rents or profits thereof.


                  1.9 ASSET SALE: The sale of substantially all of the Assets of the Selling Debtors to DNPS, free and clear of liens, claims and encumbrances and the other transactions consummated pursuant to the Asset Purchase Agreement, dated as of May 13, 2002, by and among DNPS and the Selling Debtors, as such Asset Purchase Agreement may have been modified from time to time.

                  1.10 ASSUMED MARAD NOTES: The Title XI Bonds in the current principal amount of $36,198,000 maturing on June 2, 2020, with interest accruing at 7.68% per annum and the Title XI Notes in the amount of $8,325,000 maturing on August 24, 2005, with interest accruing at LIBOR plus 0.25%, each in favor of MARAD and each assumed by DNPS and secured by the Assets of Great AQ Steamboat, L.L.C. sold to DNPS pursuant to the Asset Sale.


                  1.11 AVAILABLE CASH: With respect to the Selling Debtors, all Cash of the Selling Debtors' Estates to be distributed to holders of Allowed Claims against the Selling Debtors less (i) the amount of Cash deposited into the Operating Reserve, the Indemnification Reserve, and the Disputed Claims Reserve for Disputed Claims against the Selling Debtors, and


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 (ii) the amount of Cash required to be held in escrow or separate from the
 Debtors' Cash by order of the Bankruptcy Court or pursuant to the DNPS sale documents. With respect to each other Debtor, all Cash of such Debtor's Estate to be distributed to holders of Allowed Claims against such Debtor less the Disputed Claims Reserve for Disputed Claims against such Debtor.


                  1.12 AVOIDANCE ACTIONS: All causes of action of, and remedies granted to, any of the Debtors against any non-Debtor pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547, through 551 and/or 553 of the Bankruptcy
Code.


                  1.13 BANKRUPTCY CODE: Title 11 of the United States Code, as in effect on the Petition Date and as thereafter amended, as applicable in the Chapter 11 Cases.


                  1.14 BANKRUPTCY COURT: The United States Bankruptcy Court for the District of Delaware, or if such Court ceases to exercise jurisdiction over the Chapter 11 Cases, such court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases in lieu of the United States Bankruptcy Court for the District of Delaware.

                  1.15 BANKRUPTCY RULES: The Federal Rules of Bankruptcy Procedure, the Local Rules of the Bankruptcy Court for the District of Delaware and the guidelines and requirements of the Office of the United States Trustee, as applicable from time to time in the Chapter 11 Cases.

                  1.16 BAR DATE: The deadline for filing and serving upon the Debtors all proofs of claim established by the Bankruptcy Court was April 30, 2002, except for Customer Deposit Claims, for which the Bar Date is the first Business Day that is at least thirty (30) days following the Effective Date.

                  1.17 BUSINESS DAY: Any day other than a Saturday, Sunday or a "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)).

                  1.18 CASH: Legal tender accepted in the United States of America for the payment of public and private debts, currently denominated in United States Dollars.



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                  1.19 CHAPTER 11 CASES: The Chapter 11 Cases of the Debtors
pending before the Bankruptcy Court as set forth in Exhibit 1 hereto and as being jointly administered with one another under the above-captioned Case No. 01-10954 (JWV) and as to any Debtor individually, a Chapter 11 Case.


                  1.20 CLAIM: A right of a Creditor against the Debtors, or any one of them, whether or not asserted or allowed, of the type described in Bankruptcy Code section 101(5), as construed by Bankruptcy Code section 102(2).


                  1.21 CLASS: A group of Claims or Interests as classified in a particular class under the Plan pursuant to Bankruptcy Code section 1122.


                  1.22 COASTAL DEBTOR(S): Individually DQSB II, Inc., DQCV, L.L.C. f/k/a Delta Queen Coastal Voyages, L.L.C., Cape Cod Light, L.L.C. and Cape May Light, L.L.C., and collectively all of them, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.


                  1.23 COASTAL DEBTORS SETTLEMENT CASH AMOUNT: The $790,000 Cash amount to be paid to the Coastal Debtors by the Selling Debtors upon the Effective Date pursuant to the Settlement.


                  1.24 COASTAL DEBTORS SETTLEMENT AVOIDANCE ACTION PERCENTAGE:
The 3.5% of Cash proceeds of Avoidance Actions (net of the costs of Avoidance Actions) to which the Coastal Debtors shall be entitled upon the Effective Date pursuant to the Settlement.

                  1.25 COLUMBIA QUEEN DEBTOR: Great Pacific NW Cruise Line, L.L.C., including in its capacity as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

                  1.26 COLUMBIA QUEEN SETTLEMENT CASH AMOUNT: The $ 1,100,000 Cash amount to be paid to the Columbia Queen Debtor by the Selling Debtors upon the Effective Date pursuant to the Settlement.


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                  1.27 COLUMBIA QUEEN SETTLEMENT AVOIDANCE ACTION PERCENTAGE:
The 5% of Cash proceeds of Avoidance Actions (net of the costs of Avoidance Actions) to which the Columbia Queen Debtor shall be entitled upon the Effective Date pursuant to the Settlement.

                  1.28 CONFIRMATION: Entry of the Confirmation Order by the Bankruptcy Court.

                  1.29 CONFIRMATION DATE: The date on which the Bankruptcy Court enters the Confirmation Order on its docket.

                  1.30 CONFIRMATION HEARING: The duly-noticed hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to Bankruptcy Code section 1128, including any continuances thereof.

                  1.31 CONFIRMATION ORDER: The order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129 in a form acceptable to the Debtors.

                  1.32 CONVENIENCE CLAIMS: All Unsecured Claims against the Selling Debtors only of $1,000 or less, and Unsecured Claims against the Selling Debtors only that the holder of which elects to reduce to $1,000 on the ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such ballot, which Claims would otherwise be classified in Class 6A, absent the existence of Class 5.

                  1.33 CREDITOR(S): Individually any Entity who holds a Claim against any or all of the Debtors, and collectively all entities who hold Claims against any of the Debtors.

                  1.34 CREDITORS' COMMITTEE: The Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to Bankruptcy Code section 1102(a)(l).

                  1.35 CUSTOMER DEPOSIT CLAIMS: Claims by consumer customers for security deposits provided to the Debtors prior to the Petition Date that (a) were not returned or reimbursed by the Debtors, a credit card provider, a travel agent or any other Entity and (b) were for a cruise never provided by the Debtors.



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                  1.36 DEBTOR(S): Individually AMCV and each of its subsidiaries and affiliates listed on Exhibit 1 hereto, and collectively AMCV and all of its subsidiaries and affiliates listed on Exhibit 1 hereto, including and in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.


                  1.37 DEBTOR RELEASEES: The Debtor Releasees shall include (i) the officers, directors, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents of the Debtors in each case as of the Petition Date or that have become officers and/or directors thereafter, (ii) the Creditors' Committee and each of its members solely with respect to each member's conduct in furtherance of its, his, or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors, and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases, and (iii) the Plan Administrator, and their respective agents, attorneys and other professionals acting in conjunction with Chapter 11 Cases.


                  1.38 DEFICIENCY CLAIMS: With respect to any Claim secured by a valid Lien or security interest in any property of any Debtor having a value of less than the amount of such Claim (after taking into account other Liens and security interests of higher priority in such property), the portion of such Claim equal to the difference between (a) the amount of the Claim and (b) the allowed amount of the secured portion of such Claim (which allowed secured amount may be set pursuant to this Plan). All Claims secured by a Lien or security interest on the Assets of Great AQ Steamboat, L.L.C. junior in priority to the Lien and security interest of MARAD shall constitute Deficiency Claims.


                  1.39 DISCLOSURE STATEMENT: That certain written disclosure statement that relates to this Plan as filed in the Chapter 11 Cases by the Debtors, including the schedules and exhibits attached thereto, as it may be amended, modified or supplemented from time to time.




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                  1.40 DISCLOSURE STATEMENT HEARING: The hearing held pursuant to Bankruptcy Code section 1125(b) and Bankruptcy Rule 3017(a), including any continuances thereof, at which the Bankruptcy Court considered the adequacy of the Disclosure Statement.


                  1.41 DISPUTED CLAIM OR DISPUTED INTEREST: A Claim or Interest, respectively, that the Debtors have Scheduled as "disputed," "contingent" or "unliquidated," or as to which a proof of Claim or Interest has been Filed or deemed Filed as contingent or as to which an objection has been or may be timely Filed by the Debtors or any other party in interest entitled to do so, which objection, if timely Filed, has not been withdrawn or has not been overruled or denied by a Final Order.


                  1.42 DISPUTED CLAIMS RESERVE: Cash, in one or more separate accounts, in the aggregate amount sufficient to pay each holder of a Disputed Claim (i) the amount of Cash that such holder would have been entitled to receive under this Plan if such Claim had been an Allowed Claim on the date of the Effective Date Distribution, or (ii) such lesser Estimated Amount as the Court may determine. The Disputed Claims Reserve shall only include amounts with respect to a Disputed Claim for which and to the extent that amounts held in escrow or separate from the Debtors' Cash by order of the Bankruptcy Court or pursuant to the DNPS sale documents on account of such Disputed Claim fail to satisfy the preceding criteria.


                  1.43 DISTRIBUTION RECORD DATE: The record date for the purposes of making distributions under the Plan on account of Allowed Claims or Interests, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

                  1.44 DNPS: DNPS Delta Queen Steamboat Company, Inc., a Delaware corporation, purchaser of substantially all of the Debtors' Assets pursuant to the Asset Sale.

                  1.45 EFFECTIVE DATE: Except as provided in Article 12 hereof, the later of: (a) the eleventh (11th) day following occurrence of the Confirmation Date; and (b) the first


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 Business Day on which no stay of the Confirmation Order is in effect and all conditions to the Effective Date set forth in Article 12 of the Plan have been satisfied or, if waivable, waived.


                  1.46 EFFECTIVE DATE DISTRIBUTION: Shall be as defined in
Section 10.9 hereof.


                  1.47 ENTITY: A Person, an estate, a trust, the United States Trustee, an official or unofficial committee of creditors or equity holders, a "governmental unit" as that term is defined in Bankruptcy Code section 101(27), or any other entity.


                  1.48 ESTATES: The estates created pursuant to Bankruptcy Code section 541 by the commencement of the Chapter 11 Cases.


                  1.49 EXAMINER: The Person appointed by the United States Trustee to determine whether the Settlement contained herein is fair to each of the Debtors' Estates and all Creditors thereof.

                  1.50 FACE AMOUNT: Shall be as defined in Section 10.7 hereof.


                  1.51 FEE ORDER: The order of the Bankruptcy Court dated November 13, 2001 authorizing the interim payment of Professional Claims.


                  1.52 FILE OR FILED: To file, or to have been filed, with the Clerk of the Bankruptcy Court in the Chapter 11 Case.


                  1.53 FINAL DISTRIBUTION: Shall be as defined in Section 10.11 hereof.


                  1.54 FINAL DISTRIBUTION DATE: Shall be the date upon which the Final Distribution is made. The Final Distribution Date shall be determined by the Plan Administrator, in consultation with the Reconstituted Committee, and shall be (i) after the liquidation into Cash of all Assets of the Debtors (other than those Assets abandoned by Debtors) and collection of other sums due or otherwise remitted or returned to the Debtors' Estates, and (ii) the date on or after which the Debtors make a Final Distribution from the Disputed Claims Reserve.

                  1.55 FINAL ORDER: An order or judgment of the Bankruptcy Court or other court of competent jurisdiction, as entered on its docket, that has not been reversed, stayed, modified



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or amended, and as to which (a) the time to appeal, seek certiorari or move for reconsideration has expired and no appeal, petition for certiorari or motion for reconsideration, respectively, has been timely filed (which time period shall mean, with respect to motions to correct such order under Rule 9024 of the Bankruptcy Rules or otherwise, 10 days after the entry of such order), or (b) any appeal, any petition for certiorari or any motion for reconsideration that has been or may be filed has been resolved by the highest court (or any other tribunal having appellate jurisdiction over the order or judgment) to which the order or judgment was appealed or from which certiorari or reconsideration was sought.


                  1.56 GENERAL SECURED CLAIMS: All Secured Claims against the Debtors other than Secured Claims against Great AQ Steamboat, L.L.C.


                  1.57 GENERAL UNSECURED CLAIMS: All Unsecured Claims against the Debtors other than Convenience Claims and Intercompany Claims.

                  1.58 IMPAIRED: When used with reference to a Claim or an Interest, "Impaired" shall have the meaning ascribed to it in Bankruptcy Code section 1124.

                  1.59 INDEMNIFICATION CLAIMS: The post-Petition Date obligations of the Debtors pursuant to their bylaws, applicable law, any employment agreement or other express agreement operational as of the Effective Date to indemnify any of the Debtors' current and former officers and directors, on the terms and subject to the limitations described therein.


                  1.60 INDEMNIFICATION RESERVE: Cash set aside by the Selling Debtors on or before the Effective Date, in the amount of $2.5 million, in a separate interest-bearing account, in an amount to cover Indemnification Claims not otherwise released pursuant to the Plan and not covered by any applicable directors and/or officers insurance and any related costs and expenses that may be incurred by the Debtors (including, without limitation, the employer's share of any employment taxes that may be payable with respect thereto), as such reserve amount may be


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increased or reduced by Bankruptcy Court order on notice to the Creditors'
Committee or Reconstituted Committee after the Confirmation Date.


                  1.61 INDENTURE TRUSTEE: HSBC Bank USA, or any successor thereto as (1) successor Indenture Trustee for the 7% Convertible Junior Subordinated Debentures (the "Notes") due 2015 as issued by American Classic Voyages Co., (2) Property Trustee for the holders of AMCV Capital Trust I (the "Trust") Convertible Preferred Securities (the "Securities"), and (3) Trust Preferred Guarantee Trustee for the Trust Preferred Guarantee with respect to the Securities.


                  1.62 INDEPENDENCE DEBTORS: Individually the Debtors listed on
Exhibit 3 hereto, and collectively all of the Debtors listed on Exhibit 3 hereto, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

                  1.63 INDEPENDENCE DEBTORS SETTLEMENT CASH AMOUNT: The $5,400,000 Cash amount to be paid to the Independence Debtors by the Selling Debtors upon the Effective Date pursuant to the Settlement.


                  1.64 INDEPENDENCE DEBTORS SETTLEMENT AVOIDANCE ACTION
PERCENTAGE: The 24% of Cash proceeds of Avoidance Actions (net of the costs of Avoidance Actions) to which the Independence Debtors shall be entitled upon the Effective Date pursuant to the Settlement.

                  1.65 INTERCOMPANY CLAIMS: The Claims of any Debtor against any other Debtor, including, without limitation, substantive consolidation claims and claims for reimbursement or allocation of Administrative Claims or Priority Tax Claims.


                  1.66 INTEREST: When used in the context of holding an equity security of the Debtors (and not used to denote (i) the compensation paid for the use of money for a specified time and usually denoted as a percentage rate of interest on a principal sum of money or (ii) a security interest in property), "Interest" shall mean an interest or share in, or warrant or right



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asserted against, any of the Debtors of the type described in the definition of
"equity security" in Bankruptcy Code section 101(16).


                  1.67 LIEN: A charge against, interest in or other encumbrance upon property to secure payment of a debt or performance of an obligation.


                  1.68 MARAD: The Maritime Administration of the United States Department of Transportation.


                  1.69 MARAD AQ DEFICIENCY CLAIM: The Deficiency Claims of MARAD, if any, against Great AQ Steamboat, L.L.C. and any and all guarantors of the obligations of Great AQ Steamboat, L.L.C., which were withdrawn and released by MARAD in the MARAD Stipulation.


                  1.70 MARAD NOTES: The Assumed MARAD Notes and the New MARAD Note.


                  1.71 MARAD STIPULATION: The Stipulation and Agreed Order Settling Motion for an Order Enforcing Allocation Stipulation and Valuing American Queen and Related Assets dated July 23, 2002, pursuant to which the Debtors, the Creditors' Committee and MARAD agreed, and the Bankruptcy Court ordered, that $47,911,509.40 of the proceeds of the Asset Sale (in the form of the MARAD Notes) were to be allocated to the Assets of Great AQ Steamboat, L.L.C. and $33,588,490.60 of the proceeds of the Asset Sale were to be allocated to the Assets sold by the other Selling Debtors. In exchange, the Debtors, MARAD and the Creditors' Committee agreed that to the extent any holder of an Allowed Other AQ Secured Claim has a valid, allowed claim secured by a valid and perfected security interest or lien upon the American Queen vessel with priority over the security interest and mortgage of MARAD, such prior secured claim shall attach to the Cash proceeds of the Asset Sale and shall not attach to the MARAD Notes or the proceeds thereof.



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                  1.72 New MARAD NOTE: The Interest Payment Note in the
principal amount of $2,788,509 made by DNPS in favor of MARAD in connection with the Asset Sale, with interest accruing at 2.3% per annum, secured by the Assets of Great AQ Steamboat, L.L.C. sold to DNPS pursuant to the Asset Sale.


                  1.73 OPERATING RESERVE: Cash from the Selling Debtors' Estates to be set aside on the Effective Date in an amount not to exceed $5 million, which shall be available and used to pay (a) reasonable and necessary post-Effective Date expenses incurred by the Debtors and the Plan Administrator or for which the Debtors or the Plan Administrator are responsible under this Plan, including but not limited to the post-Effective Date professional fees for which payment is required pursuant to Section 7.9 of the Plan, (b) unpaid Administrative Expenses and (c) any Claims arising under Bankruptcy Code section 503 (b) that are or become Allowed pursuant to a Final Order; provided, however, that any funds remaining in the Operating Reserve after payment in full of all items identified in (a), (b) and (c) above shall become available for distribution on account of any other payments required or permitted to be made under the Plan.


                  1.74 OTHER AQ SECURED CLAIMS: Secured Claims against Great AQ Steamboat, L.L.C. senior in priority to the Allowed Secured Claim of MARAD against Great AQ Steamboat, L.L.C.

                  1.75 OTHER DEFICIENCY CLAIMS: All Deficiency Claims against any of the Debtors other than the MARAD AQ Deficiency Claim.


                  1.76 OTHER PRIORITY CLAIM: Any Claim, other than an Administrative Claim or a Priority Tax Claim, of a Creditor to the extent such Claim is entitled to priority pursuant to Bankruptcy Code section 507(a).

                  1.77 PERSON: An individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an unincorporated organization, or a governmental unit of the type described in Bankruptcy Code section 101(41).




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                  1.78 PETITION DATE: October 19, 2001 as to AMCV, and October
22, 2001 as to all other Debtors. 1.79 PLAN: This plan of liquidation and all exhibits annexed hereto or referenced herein, which is hereby proposed by the Debtors for the resolution of outstanding Claims and Interests in the Chapter 11 Cases of the Debtors, either in their present form or as they may be amended, modified or supplemented from time to time in accordance with the provisions of the Plan or the Bankruptcy Code.


                  1.80 PLAN ADMINISTRATOR: Any Entity appointed as Plan Administrator pursuant to the Plan or following the Effective Date who is acceptable to the Reconstituted Committee and whose function shall be to take all other steps required, and when appropriate, take all steps authorized, under the Plan, including, but not limited to, liquidating any remaining Assets, resolving Disputed Claims and distributing property under the Plan.

                  1.81 POSSESSORY LIENHOLDER CLAIMS: All Claims held by Persons to the extent such Claims are deemed to be secured, through a possessory Lien, in property in which any Debtor's Estate has an interest but only to the extent of the value of the possessory lienholders' interest in such Debtor's Estate's interest in such property.


                  1.82 PRIORITY TAX CLAIM: Any Claim against any of the Debtors entitled to priority pursuant to Bankruptcy Code section 507(a)(8).


                  1.83 PROFESSIONAL CLAIM: A Claim of a professional retained in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.


                  1.84 PRO RATA: Proportionately so that the ratio of the amount of consideration distributed on account of a particular Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the amount of consideration distributed on account of all Allowed Claims of the Class in which the particular Allowed Claim is included to the amount of all Allowed Claims of that Class, but in any event the amount of consideration distributed on account of an Allowed Claim shall not exceed 100% of the amount of the Allowed Claim.

                  1.85 RECONSTITUTED COMMITTEE: The Creditors' Committee from and after the Effective Date, as reconstituted pursuant to Section 7.3 hereof.


                  1.86 SCHEDULED: Set forth on the Schedules.


                  1.87 SCHEDULES: The Schedules of Assets and Liabilities Filed by the Debtors in accordance with Bankruptcy Code section 521 and Bankruptcy Rule 1007, as the same may be amended from time to time in accordance with Bankruptcy Rule 1009 prior to the Effective Date.

                  1.88 SECURED CLAIM: Any Claim of a Creditor, including principal, interest and any other amounts, secured by a lien on, security interest in or charge against property of any of the Debtors' Estates or that is subject to setoff under Bankruptcy Code section 553, to the extent of the value of such Creditor's interest in that Debtor's Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a) taking into account the priority of Liens under applicable law.

                  1.89 SECURITY: Any instrument issued by, or interest in, the Debtors of the type described in Bankruptcy Code section 101(49).

                  1.90 SELLING DEBTOR(S): Individually TDQS and each of its subsidiaries and affiliates listed on Exhibit 2 hereto, and collectively TDQS and all of its subsidiaries and affiliates listed on Exhibit 2 hereto, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.


                  1.91 SETTLEMENT: The Settlement among the Debtors and between the Debtors and non-Debtor Oceanic Ship Co. described in Article 8 of this Plan.


                  1.92 SUBSEQUENT DISTRIBUTION DATE: The date(s) for the making of Supplemental Distributions in accordance with Section 10.10 hereof. The Subsequent

Distribution Dates shall be set by the Plan Administrator after consultations with the Reconstituted Committee.

                           1.93 SUPPLEMENTAL DISTRIBUTION: Shall be as defined
in Section 10.10 hereof.

                           1.94 TDQS: TDQS Co., a Delaware corporation, f/k/a
The Delta Queen Steamboat Co., including in its capacity as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

                           1.95 TAXES: All income, gaming, franchise, excise,
sales, use, employment, withholding, property, payroll or other taxes, assessments, or governmental charges, together with any interest, penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority on or from any of the Debtors.


                           1.96 UNSECURED CLAIM: Any Claim against the Debtors,
excluding Administrative Claims, Priority Tax Claims, Other Priority Claims and Secured Claims, including Other Deficiency Claims.

C. RULES OF INTERPRETATION.

                           1. The provisions of the Plan shall control over the
contents of the Disclosure Statement. The provisions of the Confirmation Order shall control over the contents of the Plan.

                           2. For the purposes of the Plan:

                                    (a) any reference in the Plan to a contract,
                           instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms or conditions that is material to a party to such document shall not be modified without such party's consent unless such document expressly provides otherwise;

                                    (b) any reference in the Plan to an existing
                           document, exhibit or schedule Filed or to be Filed means such document, exhibit or schedule, as it may have been or may be amended, modified or supplemented as of the Effective Date;

                                    (c) unless otherwise specified, all
                           references in the Plan to "Sections," "Articles," "Exhibits" and "Schedules" are references to Sections, Articles, Exhibits and Schedules of or to the Plan;

                                    (d) the words "herein," "hereof," "hereto,"
                           "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan;

                                    (e) captions and headings to Articles and
                           Sections are inserted for convenience of reference only and are not intended to be part or to affect interpretations of the Plan; and

                                    (f) the rules of construction set forth in
                           Bankruptcy Code section 102 shall apply, except to the extent inconsistent with the provisions of this Article of the Plan.

                                    (g) the word "including" means "including
                           without limitation."

                           3. Whenever a distribution of property is required to
be made on a particular date, the distribution shall be made on such date or as soon as reasonably practicable thereafter.

                           4. All Exhibits to the Plan are incorporated into the
Plan and shall be deemed to be included in the Plan, regardless of when they are filed.

                           5. Subject to the provisions of any contract,
certificate, bylaws, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

D. COMPUTATION OF TIME. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.




                                    ARTICLE 2

                  TREATMENT OF UNCLASSIFIED. UNIMPAIRED CLAIMS

                  2.1 ADMINISTRATIVE CLAIMS. Subject to the allowance procedures and deadlines provided herein, on the Effective Date or as soon thereafter as is practicable, the holder of an Allowed Administrative Claim shall receive on account of such Allowed Administrative Claim and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or (b) such other treatment as to which the Debtors and the holder of such Allowed Administrative Claim have agreed upon in writing, provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreement or course of dealing relating thereto and Professional Claims shall be paid in accordance with
Section 2.3.

                  2.2 STATUTORY FEES. On or before the Effective Date, all fees due and payable pursuant to 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing or agreed to between the Debtors and the Office of the United States Trustee, shall be paid in full, in Cash.

                  2.3 PROFESSIONAL CLAIMS.

                           A. On or prior to the Administrative Claims Bar Date,
each Professional shall File with the Bankruptcy Court its final fee application seeking final approval of all fees and expenses from the Petition Date through the Effective Date.

                           B. Upon the Effective Date, any requirement that
Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.


                  2.4 PRIORITY TAX CLAIMS. With respect to each Allowed Priority Tax Claim, at the sole option of the relevant Debtor, the holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (a) in accordance with Bankruptcy Code section 1129(a)(9)(C), equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance, compounded annually from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date; (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtors, provided such treatment is on more favorable terms to the Debtors, as the case may be, than the treatment set forth in paragraph (a) hereof; or (c) payment in full in Cash on the Effective Date or as soon thereafter as is practicable.


                  2.5 DEADLINE FOR FILING ADMINISTRATIVE CLAIMS

                           2.5.1 ADMINISTRATIVE CLAIMS OTHER THAN TAX CLAIMS.
Other than with respect to (i) Administrative Claims for which the Bankruptcy Court previously has established a Bar Date, and (ii) Tax Claims addressed in
Section 2.5.2 below, requests for payment or proofs of Administrative Claims, including Claims of all professional or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any professional or any other entity for making a substantial contribution in the Debtors' Chapter 11 Cases), must be Filed and served on the Plan

Administrator and its counsel no later than the Administrative Claims Bar Date. Objections to any such Administrative Claims must be Filed and served on the claimant on or before the later of (a) the first Business Day that is sixty (60) days after the Administrative Claims Bar Date, (b) the first Business Day that is sixty (60) days after such Administrative Claim is filed or (c) such other extended date granted by the Court upon request by the Debtors or the Plan Administrator. The Debtors and/or the Plan Administrator shall use reasonable efforts to promptly and diligently pursue resolution of any and all disputed Administrative Claims.

                  Holders of Administrative Claims, including all professional or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any professional or any other entity for making a substantial contribution in the Chapter 11 Cases), that are required to File a request for payment of such Claims and that do not File such requests on or before the Administrative Claims Bar Date shall be forever barred from asserting such Claims against any of the Debtors, their Estates, the Plan Administrator, any other Person or Entity, or any of their respective Assets.

                           2.5.2 TAX CLAIMS. All requests for payment of Claims
by a governmental unit for Taxes (and for interest and/or penalties or other amounts related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no Bar Date has otherwise been previously established, must be Filed on or before the later of:
(a) the first Business Day that is at least sixty (60) days following the Effective Date; or (b) the first Business Day that is at least ninety (90) days following the filing of the tax return for such Taxes for such tax year or period with the applicable governmental unit. Any holder of a Claim for Taxes that is required to File a request for payment of such Taxes and other amounts due related to such Taxes and which does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Claim against any of the Debtors, the Debtors' Estates, the Plan Administrator or their respective Assets, whether any such Claim is deemed to arise prior to, on, or subsequent to the Effective Date, and shall receive no distribution under the Plan or otherwise on account of such Claim.




                                    ARTICLE 3
         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A. GENERAL. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of the Classes of Claims and Interests in the Debtors. A Claim or Interest is placed in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(l) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(l) and 507(a)(8) of the Bankruptcy Code have not been classified, are deemed to not be Impaired and are treated as set forth in Article 2 above.

B. CLASSIFICATION. As stated above, the Plan is premised on the substantive consolidation of three separate groups of Debtors, (a) the Selling Debtors, (b) the Coastal Debtors and (c) the Independence Debtors, respectively, in each case with respect to the treatment of all Classes of Claims other than Administrative Claims, Priority Tax Claims and Secured Claims, as provided below. The Plan does not contemplate substantive consolidation with respect to the Classes of Administrative Claims, Priority Tax Claims or Secured Claims or Interests (provided, however, that, pursuant to the Settlement (defined below), the Selling Debtors have agreed to pay all Administrative Claims and Priority Tax Claims of all of the Debtors. The following summary is for the convenience of the parties and is superseded for all purposes by the classification, description and treatment of Claims and Interests immediately following such summary chart.

                           3.1 CLASS 1A: SELLING DEBTORS OTHER PRIORITY CLAIMS.
Class 1A consists of all Other Priority Claims against the Selling Debtors.

                           3.2 CLASS IB: COASTAL DEBTORS OTHER PRIORITY CLAIMS.
Class IB consists of all Other Priority Claims against the Coastal Debtors.

                           3.3 CLASS IC: INDEPENDENCE DEBTORS OTHER PRIORITY
CLAIMS. Classic consists of all Other Priority Claims against the Independence Debtors.

                           3.4 CLASS ID: COLUMBIA QUEEN OTHER PRIORITY CLAIMS.
Class ID consists of all Other Priority Claims against the Columbia Queen
Debtor.

                           3.5 CLASS IE: AMCV OTHER PRIORITY CLAIMS. Class IE
consists of all Other Priority Claims against AMCV.

                           3.6 CLASS 2: MARAD AQ SECURED CLAIMS. Class 2
consists of the Allowed Secured Claim of MARAD against Great AQ Steamboat,
L.L.C.

                           3.7 CLASS 3: OTHER AQ SECURED CLAIMS. Class 3
consists of all Other AQ Secured Claims.

                           3.8 CLASS 4: GENERAL SECURED CLAIMS. Class 4 consists
of all General Secured Claims, including Possessory Lienholder Claims.

                           3.9 CLASS 5: CONVENIENCE CLAIMS. Class 5 consists of
all Convenience Claims against the Selling Debtors. A holder of a Claim that would have been classified in Class 6A, but elects to reduce its Claim to $1,000 to be classified in this Class, may only make such election as to all of such holder's Claims in Class 6A in the aggregate. Therefore, if a Claim holder makes an election to reduce any Class 6A Claim to $1,000, all of such holder's Class 6A Claims shall be reduced to a single Class 5 Claim of $1,000 in the aggregate, and no Claims of such Claim holder shall remain in Class 6A.

                           3.10 CLASS 6A: SELLING DEBTORS GENERAL UNSECURED
CLAIMS. Class 6A consists of all General Unsecured Claims against the Selling Debtors.

                           3.11 CLASS 6B: COASTAL DEBTORS GENERAL UNSECURED
CLAIMS. Class 6B consists of all General Unsecured Claims against the Coastal Debtors.

                           3.12 CLASS 6C: INDEPENDENCE DEBTORS GENERAL UNSECURED
CLAIMS. Class 6C consists of all General Unsecured Claims against the Independence Debtors.

                           3.13 CLASS 6D: COLUMBIA QUEEN GENERAL UNSECURED
CLAIMS. Class 6D consists of all General Unsecured Claims against the Columbia Queen Debtor.

                           3.14 CLASS 6E: AMCV GENERAL UNSECURED CLAIMS. Class
6E consists of all General Unsecured Claims against AMCV.


                           3.15 CLASS 7: INTERCOMPANY CLAIMS. Class 7 consists
of all Intercompany Claims.

                           3.16 CLASS 8: INTERESTS. Class 8 consists of all
Interests.




                                    ARTICLE 4
         IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND
                            NOT IMPAIRED BY THE PLAN

                           4.1 UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class
1A Selling Debtors Other Priority Claims, Class IB Coastal Debtors Other Priority Claims, Class 1C Independence Debtors Other Priority Claims, Class ID Columbia Queen Other Priority Claims, Class IE AMCV Other Priority Claims, Class 3 Other AQ Secured Claims and Class 4 General Secured Claims are not Impaired by the Plan.

                           4.2 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 2
MARAD AQ Secured Claims, Class 5 Convenience Claims, Class 6A Selling Debtors General Unsecured Claims, Class 6B Coastal Debtors General Unsecured Claims, Class 6C Independence Debtors General

Unsecured Claims, Class 6D Columbia Queen General Unsecured Claims, Class 6E AMCV General Unsecured Claims, Class 7 Intercompany Claims and Class 8 Interests are Impaired by the Plan.




                                    ARTICLE 5
              PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS

                           5.1 CLASS 1A (SELLING DEBTORS OTHER PRIORITY CLAIMS).
On the Effective Date, or as soon thereafter as is practicable, each Allowed Selling Debtors Other Priority Claim shall be paid, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Selling Debtors Other Priority Claim, (a) Cash equal to the amount of such Allowed Selling Debtors Other Priority Claim, or (b) such other treatment as to which the Debtors and the holder of such Allowed Selling Debtors Other Priority Claim have agreed upon in writing.


                           5.2 CLASS IB: (COASTAL DEBTORS OTHER PRIORITY
CLAIMS). On the Effective Date, or as soon thereafter as practicable, the Coastal Debtors Settlement Cash Amount shall be distributed Pro Rata among holders of Allowed Coastal Debtors Other Priority Claims in Class IB. If, after the Effective Date, any Cash is available from the Coastal Debtors Settlement Avoidance Action Percentage, the release of funds from the Disputed Claims Reserve for Disputed Claims against the Coastal Debtors, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Coastal Debtors Other Priority Claims pursuant to the Plan, then such Cash shall be distributed in the same manner as the Coastal Debtors Settlement Cash Amount on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below. Notwithstanding the foregoing, the aggregate distributions received by the holders of Allowed Coastal Debtors Other Priority Claims under the Plan shall not exceed the amount of the Allowed Claim (together with interest on the unpaid portion thereof accruing from and after the Effective Date at a rate equal to five percent (5%) per annum, compounded annually). Based on expected recoveries from prosecution of Avoidance Actions, the Debtors believe the foregoing will result in distributions on account of Allowed Coastal Debtors Other Priority Claims with an aggregate present value equal to the amount of such Allowed Claims as of the Effective Date.

                           5.3 CLASS 1C: (INDEPENDENCE DEBTORS OTHER PRIORITY
CLAIMS). On the Effective Date, or as soon thereafter as practicable, the Independence Debtors Settlement Cash Amount shall be distributed Pro Rata among holders of Allowed Independence Debtors Other Priority Claims in Class 1C. If, after the Effective Date, any Cash is available from the Independence Debtors Settlement Avoidance Action Percentage, the release of funds from the Disputed Claims Reserve for Disputed Claims against the Independence Debtors, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Independence Debtors Other Priority Claims pursuant to the Plan, then such Cash shall be distributed in the same manner as the Independence Debtors Settlement Cash Amount on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below. Notwithstanding the foregoing, the aggregate distributions received by the holders of Allowed Independence Debtors Other Priority Claims under the Plan shall not exceed the amount of the Allowed Claim (together with interest on the unpaid portion thereof accruing from and after the Effective Date at a rate equal to five percent (5%) per annum, compounded annually). Based on expected recoveries from prosecution of Avoidance Actions, the Debtors believe the foregoing will result in distributions on account of Allowed Independence Debtors Other Priority Claims with an aggregate present value equal to the amount of such Allowed Claims as of the Effective Date.

                           5.4 CLASS ID: (COLUMBIA QUEEN OTHER PRIORITY CLAIMS).
On the Effective Date, or as soon thereafter as practicable, the Columbia Queen Settlement Cash Amount shall be distributed Pro Rata among holders of Allowed Columbia Queen Other Priority Claims in Class

ID. If, after the Effective Date, any Cash is available from the Columbia Queen Settlement Avoidance Action Percentage, the release of funds from the Disputed Claims Reserve for Disputed Claims against the Columbia Queen, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Columbia Queen Other Priority Claims pursuant to the Plan, then such Cash shall be distributed in the same manner as the Columbia Queen Settlement Cash Amount on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below. Notwithstanding the foregoing, the aggregate distributions received by the holders of Allowed Columbia Queen Other Priority Claims under the Plan shall not exceed the amount of the Allowed Claim (together with interest on the unpaid portion thereof accruing from and after the Effective Date at a rate equal to five percent (5%) per annum, compounded annually). Based on expected recoveries from prosecution of Avoidance Actions, the Debtors believe the foregoing will result in distributions on account of Allowed Columbia Queen Other Priority Claims with an aggregate present value equal to the amount of such Allowed Claims as of the Effective Date.

                           5.5 CLASS IE: (AMCV OTHER PRIORITY CLAIMS). Each
customer asserting a priority claim for deposits or prepayments for travel on the m/s Patriot against AMCV shall be granted, as part of the Settlement, an Allowed AMCV Other Priority Claim in an amount equal to his share (based on the ratio of the allowed priority claim he would have against Oceanic Ship Co. (the former owner of the m/s Patriot) had it filed a chapter 11 case to the aggregate of all of the allowed priority claims all such customers would have against Oceanic Ship Co. had it filed a chapter 11 case) of the difference between (a) the sum of the AMCV Settlement Cash Amount and any Cash that becomes available from the AMCV Settlement Avoidance Action Percentage minus (b) the amount required to pay all holders of Allowed AMCV Other Priority Claims other than m/s Patriot customers in full (including post-Effective Date interest). In addition, they will retain their claims against non-Debtor Oceanic Ship Co. to the extent the distributions they receive hereunder do not constitute payment in full of all of their claims against Oceanic Ship Co. for deposits or prepayments for travel on the m/s Patriot or otherwise. On the Effective Date, or as soon thereafter as is practicable, the AMCV Settlement Cash Amount shall be distributed Pro Rata among holders of Allowed AMCV Other Priority Claims in Class IE. If, after the Effective Date, any Cash is available from the AMCV Settlement Avoidance Action Percentage, the release of funds from the Disputed Claims Reserve for Disputed Claims against AMCV, or unclaimed, undeliverable or time-barred distributions to holders of Allowed AMCV Other Priority Claims pursuant to the Plan, then such Cash shall be distributed in the same manner as the AMCV Settlement Cash Amount on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below. Notwithstanding the foregoing, the aggregate distributions received by the holders of Allowed AMCV Other Priority Claims under the Plan shall not exceed the amount of the Allowed Claim (together with interest on the unpaid portion thereof accruing from and after the Effective Date at a rate equal to five percent (5%) per annum, compounded annually).

                           5.6 CLASS 2: (MARAD AQ SECURED CLAIMS). Pursuant to
the DNPS sale documentation in connection with the Asset Sale, payment of the $47,311,509.40 Asset Sale proceeds allocable to the Assets of Great AQ Steamboat, L.L.C. was in the form of assumption of the Assumed MARAD Notes and execution and delivery of the New MARAD Note. Receipt by MARAD of the MARAD Notes was in full satisfaction, settlement, release and discharge of and in exchange for all Allowed Claims of MARAD against Great AQ Steamboat, L.L.C. Accordingly, pursuant to the MARAD Stipulation, MARAD withdrew and released its Claims against Great AQ Steamboat, L.L.C., including any MARAD AQ Deficiency Claim.

                           5.7 CLASS 3 (OTHER AQ SECURED CLAIMS). At the
Debtors' option (after consultation with the Reconstituted Committee), as soon as is practicable after the later of (x) the Effective Date, or (y) 30 days after the date on which a Claim against Great AQ Steamboat,

L.L.C. becomes an Allowed Other AQ Secured Claim, the Debtors shall, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other AQ Secured Claim, (a) distribute to each holder of an Allowed Other AQ Secured Claim the collateral securing such Allowed Other AQ Secured Claim, (b) distribute to each holder of an Allowed Other AQ Secured Claim Cash in an amount not to exceed the amount of its Allowed Other AQ Secured Claim (payable first, if applicable, from amounts set aside on account of such Other AQ Secured Claim by order of the Bankruptcy Court), or (c) provide for such other treatment as may be agreed upon by the holder of such Allowed Other AQ Secured Claim and the Debtors. Pursuant to the MARAD Stipulation, the Debtors, MARAD and the Creditors' Committee agreed that to the extent any holder of an Allowed Other AQ Secured Claim has a valid, allowed claim secured by a valid and perfected security interest or lien upon the American Queen vessel with priority over the security interest and mortgage of MARAD, such prior secured claim shall attach to the Cash proceeds of the Asset Sale and shall not attach to the MARAD Notes or the proceeds thereof.

                           5.8 CLASS 4 (GENERAL SECURED CLAIMS). At the Debtors'
option (after consultation with the Reconstituted Committee), as soon as is practicable after the later of (x) the Effective Date, or (y) thirty (30) days after the date on which a Claim becomes an Allowed General Secured Claim, the Debtors shall, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed General Secured Claim, (a) distribute to each holder of an Allowed General Secured Claim the collateral securing such Allowed General Secured Claim, (b) distribute to each holder of an Allowed General Secured Claim Cash in an amount not to exceed the Allowed General Secured Claim, equal to the proceeds actually realized from the sale of any collateral securing such Claim (payable first, if applicable, from amounts set aside on account of such General Secured Claim by order of the Bankruptcy Court), less the actual costs and expenses of disposing of such collateral, or (c) provide for such other treatment as may be agreed upon by the holder of such Allowed General Secured Claim and the Debtors.

                           5.9 CLASS 5 (CONVENIENCE CLAIMS). At the Debtors'
option (after consultation with the Reconstituted Committee), as soon as practicable after the later of (x) the Effective Date or (y) thirty (30) days after the date on which a Convenience Claim becomes an Allowed Convenience Claim, the Selling Debtors shall, in full satisfaction, settlement, release and discharge of such Allowed Convenience Claim, (a) distribute to each holder of an Allowed Convenience Claim Cash in an amount equal to 50% of such Allowed Convenience Claim, or (b) provide for such other treatment as may be agreed upon by the holder of such Allowed Convenience Claim and the Debtors.

                           5.10 CLASS 6A (SELLING DEBTORS GENERAL UNSECURED
CLAIMS). After (a) satisfaction in full or satisfaction in accordance with this Plan of all Allowed Administrative Claims, Allowed Professional Claims and Allowed Priority Tax Claims as provided in Article 2 of the Plan, (b) the payment of the Coastal Debtors Settlement Cash Amount, the Independence Debtors Settlement Cash Amount, the Columbia Queen Settlement Cash Amount and the AMCV Settlement Cash Amount and (c) the treatment provided in the Plan for Allowed Claims in Classes 1 A, 2, 3,4 and 5, all remaining Available Cash of the Selling Debtors shall be distributed Pro Rata among holders of Allowed Selling Debtors General Unsecured Claims in Class 6A. If, after the Effective Date, any Cash is available from, among other things, the liquidation of Assets of the Debtors' Estates, the prosecution and enforcement of causes of action of the Debtors, the release of funds from the Disputed Claims Reserve for Disputed Claims asserted against the Selling Debtors, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims against the Selling Debtors pursuant to the Plan, then 50% of the Cash received from the prosecution of Avoidance Actions (net of the costs of Avoidance Actions) and 100% of Cash received from other sources shall be treated as Available Cash of the

Selling Debtors and distributed in accordance with this Section 5.6 on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below. Notwithstanding the foregoing, the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Claim (together with postpetition interest accruing on such Allowed Claims from and after the Petition Date at a rate equal to five percent (5%) per annum, compounded annually, solely for purposes of calculating the cap on any such distribution).

         5.11 CLASS 6B (COASTAL DEBTORS GENERAL UNSECURED CLAIMS). After satisfaction in full or satisfaction in accordance with this Plan of all Coastal Debtors Other Priority Claims, any remaining Coastal Debtors Settlement Cash Amount, Cash proceeds from the Coastal Debtors Settlement Avoidance Action Percentage, funds released from the Disputed Claims Reserve for Disputed Claims against the Coastal Debtors, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims against the Coastal Debtors pursuant to the Plan, shall be treated as Available Cash of the Coastal Debtors and distributed Pro Rata among the holders of Allowed Coastal Debtors General Unsecured Claims in Class 6B on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below. Notwithstanding the foregoing, the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Claim (together with postpetition interest accruing on such Allowed Claims from and after the Petition Date at a rate equal to five (5%) per annum, compounded annually, solely for purposes of calculating the cap on any such distribution).

         5.12 CLASS 6C (INDEPENDENCE DEBTORS GENERAL UNSECURED CLAIMS). After satisfaction in full or satisfaction in accordance with this Plan of all Independence Debtors Other Priority Claims, any remaining Independence Debtors Settlement Cash Amount, Cash proceeds from the Independence Debtors Settlement Avoidance Action Percentage, funds released from the Disputed Claims Reserve for Disputed Claims against the Independence Debtors, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims against the Independence Debtors pursuant to the Plan, shall be treated as Available Cash of the Independence Debtors and distributed Pro Rata among the holders of Allowed Independence Debtors General Unsecured Claims in Class 6C on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below. Notwithstanding the foregoing, the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Claim (together with postpetition interest accruing on such Allowed Claims from and after the Petition Date at a rate equal to five (5%) per annum, compounded annually, solely for purposes of calculating the cap on any such distribution).

         5.13 CLASS 6D (COLUMBIA QUEEN GENERAL UNSECURED CLAIMS). After satisfaction in full or satisfaction in accordance with this Plan of all Columbia Queen Other Priority Claims, any remaining Columbia Queen Settlement Cash Amount, Cash proceeds from the Columbia Queen Settlement Avoidance Action Percentage, funds released from the Disputed Claims Reserve for Disputed Claims against the Columbia Queen Debtor, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims against the Columbia Queen Debtor pursuant to the Plan, shall be treated as Available Cash of the Columbia Queen Debtor and distributed Pro Rata among the holders of Allowed Columbia Queen General Unsecured Claims in Class 6D on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below. Notwithstanding the foregoing, the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Claim (together with postpetition interest accruing on such Allowed Claims from and after the Petition Date at a rate equal to five (5%) per annum, compounded annually, solely for purposes of calculating the cap on any such distribution).

         5.14 CLASS 6E (AMCV GENERAL UNSECURED CLAIMS). After satisfaction in full or satisfaction in accordance with this Plan of all AMCV's Other Priority Claims, any remaining

AMCV Settlement Cash Amount, Cash proceeds from the AMCV Settlement Avoidance Action Percentage, funds released from the Disputed Claims Reserve for Disputed Claims against AMCV, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims against AMCV pursuant to the Plan, shall be treated as Available Cash of AMCV and distributed Pro Rata among the holders of Allowed AMCV General Unsecured Claims in Class 6E on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below. Notwithstanding the foregoing, the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Claim (together with postpetition interest accruing on such Allowed Claims from and after the Petition Date at a rate equal to five (5%) per annum, compounded annually, solely for purposes of calculating the cap on any such distribution).

         5.15 CLASS 7 (INTERCOMPANY CLAIMS). As a result of the Settlement, holders of Intercompany Claims will not receive any distribution of property under the Plan on account of their Intercompany Claims and, on the Effective Date, the Intercompany Claims will be cancelled.

         5.16 CLASS 8 (INTERESTS). Holders of Interests will not receive any distribution of property under the Plan on account of their Interests and, on the Effective Date, the Interests will be cancelled.

                                    ARTICLE 6
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         6.1 ASSUMPTION; ASSIGNMENT. As of the Effective Date, the Debtors (after consultation with the Creditors' Committee) shall assume or assume and assign, as applicable, pursuant to Bankruptcy Code section 365, each of the executory contracts and unexpired leases of the Debtors that are identified in the Disclosure Statement or any Exhibit thereto that have not expired under their own terms prior to the Effective Date. The Debtors reserve the right to amend such Exhibit not later than ten (10) days prior to the Confirmation Hearing either to: (a) delete any executory contract or lease listed therein and provide for its rejection pursuant to Section 6.4 hereof; or
(b) add any executory contract or lease to such Exhibit, thus providing for its assumption or assumption and assignment, as applicable, pursuant to this Section. The Debtors shall provide notice of any such amendment of such Exhibit to the parties to the executory contract or lease affected thereby and counsel for the Creditors' Committee not later than ten (10) days prior to the Confirmation Hearing. The Confirmation Order shall constitute an order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 approving all such assumptions or assumptions and assignments, as applicable, described in this
Section 6.1, as of the Effective Date.

         6.2 CURE PAYMENTS; ASSURANCE OF PERFORMANCE. Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(l), in either of the following ways: (a) by payment of the default amount in Cash, in full on the Effective Date; or (b) by payment of the default amount on such other terms as may be agreed to by the Debtors and the non-Debtor parties to such executory contract or lease. In the event of a dispute regarding (i) the amount or timing of any cure payments, (ii) the ability of the Debtors, the Plan Administrator, or an assignee thereof to provide adequate assurance of future performance under the contract or lease to be assumed or assumed and assigned, as applicable, or
(iii) any other matter pertaining to assumption or assumption and assignment of the contract or lease to be assumed, the Debtors shall pay all required cure amounts promptly following the entry of a Final Order resolving the dispute.

         6.3 OBJECTIONS TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. To the extent that any party to an executory contract or unexpired lease identified for assumption asserts arrearages or damages pursuant to Bankruptcy Code section 365(b)(l), or has any objection with respect to adequate assurance of future performance, any proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, all such arrearages, damages and objections must be Filed and served: (a) as to any contracts or leases identified in the Disclosure Statement or any Exhibit thereto that is mailed to any party to any such contract or lease along with all other solicitation materials accompanying the Plan, within the same deadline and in the same manner established for the Filing and service of objections to Confirmation; and (b) as to any contracts or leases identified in any subsequent amendments to the Disclosure Statement or any Exhibit thereto that is mailed to any party to any such contract or lease not later than ten
(10) days prior to the Confirmation Hearing, in such a manner as to be received by the Bankruptcy Court and Debtors, the Plan Administrator and counsel thereto, as the case may be, if applicable, no later than three (3) days prior to the Confirmation Hearing.

         Failure to assert such arrearages, damages or objections in the manner described above shall constitute consent to the proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, including an acknowledgement that the proposed assumption and/or assignment provides adequate assurance of future performance and that the amount identified for "cure" in the Disclosure Statement or any Exhibit thereto is the amount necessary to cover any and all outstanding defaults under the executory contract or unexpired lease to be assumed, as well as an acknowledgement and agreement that no other defaults exist under such contract or lease.

         If any assumption of an executory contract or unexpired lease proposed herein for any reason is not approved by the Bankruptcy Court, then the Debtors shall be entitled, in their sole discretion, upon written notice to the applicable non-Debtor party to such executory contract or unexpired lease, to deem such executory contract or unexpired lease to have been rejected pursuant to the provisions of Section 6.4 below.

         6.4 REJECTION. Except for those executory contracts and unexpired leases (a) that are assumed pursuant to this Plan, (b) that are the subject of previous orders of the Bankruptcy Court providing for their assumption or rejection pursuant to Bankruptcy Code section 365, or (c) that are the subject of a pending motion before the Bankruptcy Court with respect to the assumption or assumption and assignment of such executory contracts and unexpired leases, as of the Effective Date, all executory contracts and unexpired leases of the Debtors shall be rejected pursuant to section 365 of Bankruptcy Code.

         6.5 APPROVAL OF REJECTION; REJECTION DAMAGES CLAIMS BAR DATE. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving all rejections under Section 6.4 above of executory contracts and unexpired leases pursuant to Bankruptcy Code section 365 as of the Effective Date. Any Claim for damages arising from any such rejection must be Filed within thirty
(30) days after the mailing of notice of the entry of the Confirmation Order or such Claim shall be forever barred, shall not be enforceable against the Debtors, their Estates, the Plan Administrator, or any of their respective properties and shall receive no distribution under the Plan or otherwise on account of such Claim. Objections to any Claim for damages arising from any such rejection must be Filed and served on the claimant on or before the later of (a) the first Business Day that is sixty (60) days after the Effective Date, (b) the first Business Day that is sixty (60) days after the date such Claim for damages is Filed or (c) such other extended date granted by the Court upon request by the Debtors and/or the Plan Administrator.

                                    ARTICLE 7
               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

         7.1 ENGAGEMENT OF PLAN ADMINISTRATOR. On and after the Effective Date, the Debtors shall engage Paul Gunther (or such other Person as is designated by the Creditors'

Committee or Reconstituted Committee and approved by the Bankruptcy Court) as Plan Administrator. The Plan Administrator may be terminated or replaced only with prior Bankruptcy Court approval after notice and a hearing. The Plan Administrator shall be appointed the sole director, president and chief executive officer of the Debtors and shall perform the duties set forth in this Plan through the earlier of the date the Debtors are dissolved in accordance with Section 7.14 of the Plan and the date the Plan Administrator resigns, is unable to serve, or is terminated for cause, provided, however, that, in the event that the Plan Administrator resigns, is unable to serve, or is terminated for cause prior to the date the Debtors are dissolved in accordance with Section
7.14 of the Plan, then an individual to be named by the Reconstituted Committee shall, by operation of the Plan and without need for further Bankruptcy Court order or corporate action, be appointed the Plan Administrator, sole director, president and chief executive officer of the Debtors subject to the foregoing provisions. Within fifteen (15) business days after the Effective Date, the Plan Administrator shall obtain a fiduciary bond in the face amount equal to the amount of Available Cash of all Debtors plus 10%, evidence of which shall be Filed with the Bankruptcy Court, which bond (or a substitute bond for any successor Plan Administrator) shall remain in place until the resignation or removal of the Plan Administrator. The cost of such bond shall be treated as an Administrative Expense, which shall be paid out of Available Cash of the Selling Debtors.

         7.2 CONTINUING EXISTENCE. From and after the Confirmation Date, the Debtors shall continue in existence. The Plan Administrator, with the consent of the Creditors' Committee or Reconstituted Committee or approval of the Bankruptcy Court, shall have authority on behalf of the Debtors, without further approval from the Bankruptcy Court, to take all actions necessary to: (a) hold, manage, protect, administer, collect, sell, liquidate, prosecute, transfer, resolve, settle, adjust, invest, distribute, or otherwise dispose of any Assets of the Debtors' Estates, including, without limitation, causes of action described in Section 9.1 of this

Plan not released in this Plan; (b) reconcile Claims and contest objectionable Claims and Disputed Claims; (c) make all distributions to be funded under this Plan; (d) engage professionals (including those professionals that presently represent the Debtors and the Creditors' Committee) and any other Entities necessary to assist the Plan Administrator and the Creditors' Committee or Reconstituted Committee in fulfilling their responsibilities; (e) pay all necessary expenses incurred in connection with the foregoing activities; (f) administer the Plan; (g) file tax returns and make other related corporate filings; (h) transfer Assets; (i) administer the Plan and the Assets of the Debtors' Estates; and (j) undertake such other responsibilities as are reasonable and appropriate. The Plan Administrator shall have absolute discretion to pursue or not to pursue any and all claims, rights, or causes of action that the Debtors retain pursuant to this Plan, as he determines in the exercise of his business judgment and in consultation with the Creditors' Committee or Reconstituted Committee as provided herein, and shall have no liability for the outcome of his decision. Subject to Section 7.9 of the Plan, the Plan Administrator may incur and pay any reasonable and necessary expenses on behalf of the Debtors in performing the foregoing functions without Bankruptcy Court approval.

         7.3 POST-EFFECTIVE DATE OVERSIGHT OF THE DEBTORS. On the Effective Date, the Creditors' Committee shall be dissolved and the members thereof shall be released and discharged from all authority, duties, responsibilities, and obligations and related to and arising from and in connection with the Chapter 11 Cases. On the Effective Date, the Creditors' Committee shall be reconstituted to consist of members to be appointed by the Creditors' Committee (the "Reconstituted Committee"). The Reconstituted Committee shall be authorized to have its reasonable expenses reimbursed from the Operating Reserve. Members of the Reconstituted Committee shall receive no compensation except reimbursement of expenses actually incurred directly in connection with their duties on the Reconstituted Committee. The Reconstituted Committee shall be authorized to employ counsel, which firm (or firms) shall be entitled to compensation from the Operating Reserve in accordance with Section
7.9 of the Plan. The Reconstituted Committee and its advisors shall be authorized solely to oversee distributions under this Plan and to exercise those remedies available to the Reconstituted Committee under this Plan; provided, however, that if the Plan Administrator fails to perform any material obligations under this Plan, the Reconstituted Committee may, upon notice and a hearing, seek a Bankruptcy Court order to enforce the provisions of the Plan and may employ such experts as may be necessary to advise the Reconstituted Committee with respect to such action.

         7.4 PLAN ADMINISTRATOR COMPENSATION. The Plan Administrator shall be compensated at a rate agreed to by the Plan Administrator and the Reconstituted Committee.

         7.5 PLAN ADMINISTRATOR AND RECONSTITUTED COMMITTEE FIDUCIARIES. The Reconstituted Committee and the Plan Administrator shall act in a fiduciary capacity for the interests of all holders of Allowed Claims, but neither any decision of the Plan Administrator or the Reconstituted Committee nor the vote of any single member of the Reconstituted Committee shall bind, limit or restrict the rights or obligations of any member of the Reconstituted Committee to or against the Debtors, their Estates or any third party. Notwithstanding the foregoing, the fiduciary obligations of members of the Reconstituted Committee shall not restrict their ability to act independently in their own interests.

         7.6 CANCELLATION OF INSTRUMENTS, SECURITIES AND OTHER DOCUMENTATION. Except to the extent otherwise provided under the Plan, upon the Effective Date, all agreements (other than assumed contracts and third party guaranties and indemnities of the Debtors' obligations), credit agreements, prepetition loan documents and postpetition loan documents to which any Debtor is a party, and all lien claims and other evidence of liens against any Debtors, shall be deemed to be cancelled and of no further force and effect, without any further action on the part of the Debtors or the Plan Administrator. The holders of or parties to such cancelled instruments, agreements, securities and other documentation will have no remaining rights arising from or relating to such documents or the cancellation thereof, except the rights provided pursuant to this Plan; provided, however, the Plan Administrator shall not be required to make any distribution under this Plan to or on behalf of any holder of an Allowed Claim evidenced by such cancelled instruments or securities unless and until such instruments or securities are marked cancelled by the holders thereof and received by Debtors or the Plan Administrator. Nothing set forth in this Section 7.6 should be deemed to cancel any obligations of DNPS to MARAD pursuant to the MARAD Notes.

         7.7 No REVESTING OF ASSETS. The property of the Debtors' Estates shall not be revested in the Debtors on or following the Confirmation Date or the Effective Date but shall remain property of the Debtors' Estates and continue to be subject to the jurisdiction of the Bankruptcy Court following Confirmation of the Plan until distributed to holders of Allowed Claims or liquidated with the proceeds being contributed to Available Cash, in accordance with the provisions of the Plan and the Confirmation Order.

         7.8 POST-CONFIRMATION OPERATIONS. Following Confirmation and prior to the occurrence of the Effective Date, the Debtors shall execute such documents and take such other action as is necessary to effectuate the transactions provided for in this Plan. Upon the Effective Date, all officers and directors of the Debtors shall be deemed to have resigned without further action.

         7.9 POST-CONFIRMATION PROFESSIONAL FEES AND EXPENSES. Counsel to the Debtors, counsel to the Reconstituted Committee and other professional persons who may be retained in this case may, from time to time, following the Effective Date, provide legal or other professional services in connection with the Chapter 11 Cases which are not encompassed within an application for allowance approved by the Bankruptcy Court. Such services may be paid from the Operating Reserve without further application to the Court within ten (10) days after submission of a bill to the Plan Administrator with copies to the Debtors' counsel, and counsel to the Reconstituted Committee, provided that no objection to the payment is raised. If an objection is raised and remains unresolved, the affected professional may file an application for allowance with the Bankruptcy Court on notice to the Plan Administrator, counsel to the Debtors, counsel to the Reconstituted Committee, the United States Trustee, and any party having filed a request for notice in the Chapter 11 Cases. Such additional fees and expenses will thereafter be paid in the amounts fixed by the Bankruptcy Court.

         7.10 POST-EFFECTIVE DATE REPORTING. As promptly as practicable after the making of any distributions that are required under the Plan to be made on the Effective Date, but in any event no later than ten (10) Business Days after the making of such distributions, the Debtors shall provide the Reconstituted Committee with a report setting forth the amounts and timing of all such distributions and the recipients thereof. Thereafter, the Debtors shall provide to the Reconstituted Committee quarterly reports summarizing (i) the cash receipts and disbursements of the Debtors for the immediately preceding three-month period and (ii) the status of resolution of any Disputed Claims during that same period. Each quarterly report shall also state the Debtors' cash balances as of the beginning and ending of each such period. Quarterly reports shall be provided no later than the fifteenth (15th) day of each January, April, July and October until all Final Distributions under the Plan have been made. In addition, the Debtors shall promptly provide to the Reconstituted Committee such other additional information that the Reconstituted Committee reasonably requires in connection with carrying out its duties and obligations in connection with this Plan.

         7.11 POST-EFFECTIVE DATE INDEMNIFICATION CLAIMS AND THE INDEMNIFICATION RESERVE. On or before the Effective Date, the Debtors will establish the Indemnification Reserve. The Indemnification Reserve shall be used to pay any Indemnification Claims not otherwise released pursuant to the Plan. For the purpose of this Section 7.11 and the distributions to be made under the Plan,
(a) Claims of the Plan Administrator arising from the indemnification obligations of the Debtors to the Plan Administrator in his present or former capacity as a representative and/or officer of the Debtors' Estates and (b) the costs associated with any director's and/or officer's policy assumed pursuant to Section 6.1 hereof, shall be paid from the Indemnification Reserve but not capped by the amounts contained therein. On the Final Distribution Date, any funds remaining in the Indemnification Reserve shall (i) first, be used to prepay remaining coverage under any director's and/or officer's policy assumed pursuant to Section 6.1 hereof, and (ii) second, to the extent remaining, become Available Cash of the Selling Debtors subject to the Final Distribution procedures set forth in Section 10.14 hereof.

         7.12 POST-CONFIRMATION FUNDING OF OPERATIONS AND FUNDING OF PLAN. This Plan shall be funded by (i) Available Cash of the Selling Debtors on the Effective Date, (ii) funds added to Available Cash of the Selling Debtors after the Effective Date from, among other things, the liquidation of the Debtors' remaining Assets and the prosecution and enforcement of causes of action, (iii) the proceeds of the Settlement between the Selling Debtors and the other Debtors, and (iv) the release of any funds held in reserve in accordance with the terms thereof. The post-Confirmation operations of the Debtors shall be funded from the Operating Reserve.

         7.13 POST-CONFIRMATION ACCOUNTS. The Debtors may establish one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of this Plan consistent with section 345 of the Bankruptcy Code and any orders of the Bankruptcy Court, including accounts for the Operating Reserve, the Indemnification Reserve and the Disputed Claims Reserve.

         7.14 DISSOLUTION OF THE DEBTORS. Upon the distribution of all Assets of the Debtors' Estates pursuant to this Plan (including the transfer of any amounts held in reserve) and the filing by or on behalf of the Debtors of a certification to that effect with the Bankruptcy Court, the Debtors will be dissolved for all purposes effective as of the Final Distribution Date without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith, provided, however, that each of the Debtors shall file with the official public office for keeping corporate records in its state of incorporation or organization a certificate of dissolution or equivalent document. Such a certificate of dissolution may be executed by the Plan Administrator without need for any action or approval by the shareholders, members or Board of Directors of any Debtor. From and after the Effective Date, the Debtors (i) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action, in order to effectuate such withdrawal, (ii) shall be deemed to have cancelled pursuant to this Plan all Interests and all Intercompany Claims, and (iii) shall not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

         7.15 Closing of the Chapter 11 Cases. Notwithstanding anything to the contrary in the Bankruptcy Rules providing for earlier closure of the Chapter 11 Cases, when all Disputed Claims against the Debtors have become Allowed Claims or have been disallowed by Final Order, and all remaining Assets of the Debtors have been liquidated and converted into Cash (other than those Assets abandoned by the Debtors or, if applicable, the Reconstituted Committee), and such Cash has been distributed in accordance with this Plan, or at such earlier time as the Debtors, in consultation with the Reconstituted Committee, deem appropriate, the Debtors shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                                    ARTICLE 8
                                   SETTLEMENT

         The Selling Debtors sold substantially all of their assets for approximately $80.9 million in cash and assumed liabilities. The other Debtors have little or no assets except for potential Avoidance Actions and Intercompany Claims, including substantive consolidation claims against the Selling Debtors. In an effort to treat all of the Estates of the Debtors and all of the Creditors thereof fairly, to avoid costly potential litigation among the Debtors and between the Debtors and non-Debtor Oceanic Ship Co. which would substantially reduce recoveries for all Creditors and to ensure speedy and efficient distributions to Creditors, the Debtors and non-Debtor Oceanic Ship Co. have agreed to the following Settlement, subject to Court approval.

         8.1 Intercompany Claims of AMCV against the Selling Debtors. AMCV asserts Intercompany Claims against the Selling Debtors totalling approximately $64 million. In addition, AMCV asserts substantive consolidation claims against the Selling Debtors because all of the Debtors utilize a centralized cash management system. The Selling Debtors assert that AMCV's Intercompany Claims should either be recharacterized as equity contributions or equitably subordinated pursuant to section 510(c) of the Bankruptcy Code. The Intercompany Claims never bore any of the hallmarks of a debt obligation. They were never memorialized by intercompany notes or other loan documentation, they never had fixed maturity dates or payment schedules and they did not bear interest. Moreover, the Selling Debtors assert that AMCV should not be granted the extraordinary remedy of substantive consolidation because, aside from a centralized cash management system and similar directors and officers, the Selling Debtors operated separately from AMCV. After consultation with the Creditors' Committee and the Examiner, the Selling Debtors and AMCV have agreed to settle and release all Intercompany Claims they have against each other, including, without limitation, substantive consolidation claims, in exchange for the following: (a) the Selling Debtors shall pay all Allowed Administrative Claims, Allowed Professional Claims and Allowed Priority Tax Claims against any or all of the Debtors, (b) the Selling Debtors shall fund the Operating Reserve and the Indemnification Reserve, (c) AMCV shall transfer any and all of its Assets (except those constituting collateral for a General Secured Claim against AMCV) and causes of action, including Avoidance Actions, to the Selling Debtors, (d) the Selling Debtors shall pay to AMCV the AMCV Settlement Cash Amount, and (e) AMCV shall receive the Cash Proceeds from the AMCV Settlement Avoidance Action Percentage.

         8.2 INTERCOMPANY CLAIMS OF THE COASTAL DEBTORS AGAINST THE SELLING DEBTORS. The Coastal Debtors assert Intercompany Claims against the Selling Debtors seeking to substantively consolidate the Coastal Debtors and the Selling Debtors. The Selling Debtors assert that the Coastal Debtors should not be granted the extraordinary remedy of substantive consolidation because, aside from a centralized cash management system and similar directors and officers, the Selling Debtors operated separately from the Coastal Debtors. After consultation with the Creditors' Committee and the Examiner, the Selling Debtors and Coastal Debtors have agreed to settle and release all Intercompany Claims they have against each other, including, without limitation, substantive consolidation claims, in exchange for the following: (a) the Selling Debtors shall pay all Allowed Administrative Claims, Allowed Professional Claims and Allowed Priority Tax Claims against any or all of the Debtors, (b) the Selling Debtors shall fund the Operating Reserve and the Indemnification Reserve, (c) the Coastal Debtors shall transfer any and all of their Assets (except those constituting collateral for a General Secured Claim against any of the Coastal Debtors) and causes of action, including Avoidance Actions, to the Selling Debtors, (d) the Selling Debtors shall pay to the Coastal Debtors the Coastal Debtors Settlement Cash Amount, and (e) the Coastal Debtors shall receive the Cash proceeds from the Coastal Debtors Settlement Avoidance Action Percentage.

         8.3 INTERCOMPANY CLAIMS OF THE INDEPENDENCE DEBTORS AGAINST THE SELLING DEBTORS. The Independence Debtors assert Intercompany Claims against the Selling Debtors seeking to substantively consolidate the Independence Debtors and the Selling Debtors. The Selling Debtors assert Intercompany Claims against the Independence Debtors in an aggregate amount of approximately $49.7 million. Moreover, the Selling Debtors assert that the Independence Debtors should not be granted the extraordinary remedy of substantive consolidation because, aside from a centralized cash management system and similar directors and officers, the Selling Debtors operated separately from the Independence Debtors. After consultation with the Creditors' Committee and the Examiner, the Selling Debtors and Independence Debtors have agreed to settle and release all Intercompany Claims they have against each other, including, without limitation, substantive consolidation claims, in exchange for the following: (a) the Selling Debtors shall pay all Allowed Administrative Claims, Allowed Professional Claims and Allowed Priority Tax Claims against any or all of the Debtors, (b) the Selling Debtors shall fund the Operating Reserve and the Indemnification Reserve, (c) the Independence Debtors shall transfer any and all of their Assets (except those constituting collateral for a General Secured Claim against any of the Independence Debtors) and causes of action, including Avoidance Actions, to the Selling Debtors, (d) the Selling Debtors shall pay to the Independence Debtors the Independence Debtors Settlement Cash Amount, and (e) the Independence Debtors shall receive the Independence Debtors Settlement Avoidance Action Percentage.

         8.4 INTERCOMPANY CLAIMS OF THE COLUMBIA QUEEN DEBTOR AGAINST THE SELLING DEBTORS. The Columbia Queen Debtor asserts Intercompany Claims against the Selling Debtors seeking to substantively consolidate the Columbia Queen Debtor and the Selling Debtors. The Selling Debtors assert Intercompany Claims against the Columbia Queen Debtor in an aggregate amount of approximately $1.55 million. Moreover, the Selling Debtors assert that the Columbia

Queen Debtor should not be granted the extraordinary remedy of substantive consolidation because, aside from a centralized cash management system and similar directors and officers, the Selling Debtors operated separately from the Columbia Queen Debtor. After consultation with the Creditors' Committee and the Examiner, the Selling Debtors and Columbia Queen Debtor have agreed to settle and release all Intercompany Claims they have against each other, including, without limitation, substantive consolidation claims, as follows: (a) the Selling Debtors shall pay all Allowed Administrative Claims, Allowed Professional Claims and Allowed Priority Tax Claims against any or all of the Debtors, (b) the Selling Debtors shall fund the Operating Reserve and the Indemnification Reserve, (c) the Columbia Queen Debtor shall transfer any and all of its Assets (except those constituting Collateral for a General Secured Claim against the Columbia Queen Debtor) and causes of action, including Avoidance Actions, to the Selling Debtors, (d) the Selling Debtors shall pay to the Columbia Queen Debtor the Columbia Queen Debtor Settlement Cash Amount, and
(e) the Columbia Queen Debtor shall receive the Cash proceeds of the Columbia Queen Debtor Settlement Avoidance Action Percentage.

         8.5 PRIORITY CLAIMS OF M/S PATRIOT CUSTOMERS AGAINST AMCV. Oceanic Ship Co. asserts claims against AMCV seeking to substantively consolidate non-Debtor Oceanic Ship Co. and AMCV. AMCV asserts claims against Oceanic Ship Co. in an aggregate amount of approximately $41.6 million. Moreover, AMCV asserts that Oceanic Ship Co. should not be granted the extraordinary remedy of substantive consolidation because, aside from a centralized cash management system and similar directors and officers, Oceanic Ship Co. operated separately from AMCV. After consultation with the Creditors' Committee and the Examiner, Oceanic Ship Co. has agreed to release any substantive consolidation claim it has against any of the Debtors pursuant to a Settlement Agreement in the form attached hereto as
Exhibit 4 in exchange for each customer asserting a priority claim for deposits or prepayments for travel on the m/s Patriot being granted an Allowed AMCV Other Priority Claim in an amount equal to his share (based on the ratio of the allowed priority claim he would have against Oceanic Ship Co. (the former owner of the m/s Patriot) had it filed a chapter 11 case to the aggregate of all of the allowed priority claims all such customers would have against Oceanic Ship Co. had it filed a chapter 11 case) of the difference between (a) the sum of the AMCV Settlement Cash Amount and any Cash that becomes available from the AMCV Settlement Avoidance Action Percentage minus (b) the amount required to pay all holders of Allowed AMCV Other Priority Claims other than m/s Patriot customers in full (including post-Effective Date interest). Nothing set forth in this Settlement shall in any way be deemed a release of any claims of any m/s Patriot customers of any claims against non-Debtor Oceanic Ship Co. Such customers will retain their claims against non-Debtor Oceanic Ship Co. to the extent the distributions they receive hereunder do not constitute payment in full of all of their claims against Oceanic Ship Co. for deposits or prepayments for travel on the m/s Patriot or otherwise.

                                    ARTICLE 9
                           POSTCONFIRMATION LITIGATION

         9.1 RETENTION AND ENFORCEMENT OF CAUSES IN ACTION. Pursuant to section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in this Plan or the Confirmation Order, the Plan Administrator will have the exclusive right to enforce any and all causes of action against any Person and rights of the Debtors that arose before, on or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through
551 and 553 of the Bankruptcy Code. Bankruptcy Court approval for settlement of any claims or causes of action and other rights brought by the Debtors or the Plan Administrator shall not be required except as herein provided. Any settlement of any causes of action and other rights involving an original cause of action or other right equal to or in excess of $250,000 shall be subject to the approval of the Bankruptcy Court. Any settlement of any causes of action or other rights involving an original cause of action or other right in excess of $25,000 but less than $250,000 shall also be subject to the approval of the Bankruptcy Court if the Plan Administrator receives a written objection (which objection is not consensually resolved) within ten (10) Business Days of service of written notice of the proposed settlement to the Reconstituted Committee and MARAD.

         9.2 OBJECTIONS TO CLAIMS. Subject to applicable law, from and after the Effective Date, the Plan Administrator shall have the authority to File, settle, compromise, withdraw, arbitrate or litigate to judgment objections to Claims:
(a) pursuant to applicable procedures established by the Bankruptcy Code, the Bankruptcy Rules and this Plan; and (b) subject to the oversight authority granted to the Reconstituted Committee under this Plan. Except with respect to Administrative Claims and Claims for rejection damages, no deadlines by which objections to Claims must be Filed have been established in these Chapter 11 Cases.

                                   ARTICLE 10
                                 DISTRIBUTIONS

         10.1 NO DUPLICATE DISTRIBUTIONS. Unless expressly provided in the Plan, to the extent more than one Debtor is liable for any Claim, such Claim shall be considered a single Claim and entitled only to the payment provided therefor under the applicable provisions of the Plan.

         10.2 DISTRIBUTIONS BY THE DEBTORS. Distributions under this Plan shall be made by the Plan Administrator. The Plan Administrator may employ or contract with other entities to assist in or make the distributions required by the Plan without further order of the Bankruptcy Court. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim, and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim pursuant to this Plan or otherwise). All payments shall be made in accordance with the priorities established in the Bankruptcy Code.

         10.3 DELIVERY OF DISTRIBUTIONS IN GENERAL. Distributions to holders of Allowed Claims shall be made: (a) at the addresses set forth in the proofs of Claim Filed by such holders; (b) at the addresses set forth in any written notices of address change delivered to the Plan Administrator after the date on which any related proof of Claim was Filed; or (c) at the addresses reflected in the Schedules relating to the applicable Allowed Claim if no proof of Claim has been Filed and the Plan Administrator has not received a written notice of a change of address.

         10.4 CASH PAYMENTS. Cash payments to be made pursuant to the Plan shall be made by checks drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Debtors.

         10.5 INTEREST ON CLAIMS. Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a Final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         10.6 NO DE MINIMUS DISTRIBUTIONS. Other than in the Final Distribution, no payment of Cash in an amount of less than $50.00 shall be made on account of any Allowed

Claim. Such undistributed amount will instead be made part of the Available Cash of the applicable Debtor for use in accordance with this Plan.

         10.7 FACE AMOUNT. Unless otherwise expressly set forth herein with respect to a specific Claim or Class of Claims, for the purpose of the provisions of this Article, the "Face Amount" of a Disputed Claim means the amount set forth on the proof of Claim unless the Disputed Claim has been estimated for distribution purposes or, in the alternative, if no proof of Claim has been timely Filed or deemed Filed, zero.

         10.8 UNCLAIMED DISTRIBUTIONS. If the distribution check to any holder of an Allowed Claim is not cashed within sixty (60) days after it is sent out by the Plan Administrator, the holder of such Allowed Claim shall have such Claim discharged and shall be forever barred from asserting such Claim against the Debtors or their property. In such cases, any Cash held for distribution on account of such Claim shall become the property of the Debtors' Estates, shall, if applicable, be returned to the Plan Administrator as part of Available Cash of the applicable Debtor and shall be distributed by the applicable Debtor in accordance with the terms of this Plan.

         10.9 EFFECTIVE DATE DISTRIBUTIONS. On the Effective Date, or as soon thereafter as practicable, the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Professional Claims and Allowed Claims in Classes 1 A, IB, 1C, ID, IE, 3, 4, 5 and 6A, shall receive Cash equal to the distributions for each respective Class as set forth in the Plan or, in the case of the holders of Allowed Claims in Classes 3 and 4, receive their collateral pursuant to Sections 5.7 and 5.8 of the Plan. In satisfaction of its Class 2 Claims, MARAD shall retain the MARAD Notes.

         10.10 SUPPLEMENTAL DISTRIBUTIONS. Unless otherwise provided in the Plan, to the extent any Debtor has Available Cash subsequent to the Effective Date, such Debtor shall, on a Subsequent Distribution Date, distribute such Available Cash to the holders of Claims entitled thereto that were Allowed on the Effective Date or subsequently have become Allowed on or before the Subsequent Distribution Date (each, a "Supplemental Distribution"). Each Supplemental Distribution will reduce the Disputed Claims Reserve, calculated based upon, following resolution of all disputes and Allowance of any previously Disputed Claim, the reduction of the reserve by the amount previously allocated to the Disputed Claim Reserve on account of the Disputed Claim, as calculated prior to the date of the Supplemental Distribution.

         10.11 FINAL DISTRIBUTIONS. Each of the Debtors shall, on the Final Distribution Date, distribute all Available Cash to the holders of Allowed Claims against such Debtor entitled thereto in accordance with the priorities and restrictions set forth herein.

         10.12 DISPUTED CLAIMS RESERVE. To the extent there exist as of the Effective Date Disputed Claims in any Class, the Debtors shall reserve from any distribution of their Estate Assets Cash in an amount equal to the Pro Rata portion of such distribution to which such Disputed Claim would be entitled if Allowed in the amount asserted by the holder of such Disputed Claim, as set forth in the definition of Disputed Claim Reserve. To the extent that any such Disputed Claim becomes an Allowed Claim, such reserved Cash shall be distributed to the holder of the Allowed Claim in a manner and amount consistent with the treatment of Allowed Claims in that Class, with any surplus Cash becoming generally available for use by the Debtors in accordance with the terms of this Plan.

         10.13 CLAIMS RESOLUTION AUTHORITY. The Debtors shall review Claims that are not Allowed Claims and shall resolve such Claims through the claims objection process in the Bankruptcy Court or by compromise. Bankruptcy Court approval for compromise of a Claim shall not be required except as herein provided. Any compromise of a Claim in a disputed amount which is to be allowed in an amount equal to or in excess of $100,000 shall be subject to the approval of the Bankruptcy Court but such compromise shall not require notice to any party other than to the members of the Reconstituted Committee, to MARAD and to the U.S. Trustee, and shall not require a hearing, unless the Bankruptcy Court orders otherwise. Any compromise of a Disputed Claim with respect to which the amount to be allowed is in excess of $50,000 but less than $100,000 shall also be subject to Bankruptcy Court approval if the proposed compromise is objected to (which objection is not resolved consensually) by the Reconstituted Committee, MARAD or the U.S. Trustee, within ten (10) business days of their receipt of such notice. The Debtors, in their sole discretion, may submit resolutions of Claims in disputed amounts of $50,000 and less to the Bankruptcy Court for its approval, but they are fully authorized to resolve such Claims without Bankruptcy Court approval.

         10.14 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan and the distributions made in accordance thereto, to the extent applicable, the Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Plan Administrator shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

         10.15 DISTRIBUTIONS BY THE INDENTURE TRUSTEE. Distributions under this Plan on account of Allowed Claims arising from or out of the 7% Convertible Junior Subordinated Debentures and the AMCV Capital Trust I Convertible Preferred Securities shall be made to the Indenture Trustee, as appropriate, as disbursing agent for such Allowed Claims, for further distribution to holders of such Allowed Claims. Any such further distributions shall be made by the Indenture Trustee pursuant to the 7% Convertible Junior Subordinated Debentures and the AMCV Capital Trust I Convertible Preferred Securities, respectively, and the Plan (i) first, to the Indenture Trustee for application to any unpaid fees, compensation, expenses, (including the Indenture Trustee's professional fees and expenses) disbursements and advances to the extent provided in the applicable indenture; and (ii) thereafter, on account of the Allowed Claims arising from or out of the 7% Convertible Junior Subordinated Debentures and the AMCV Capital Trust I Convertible Preferred Securities, as the case may be.

         10.16 RECORD DATE FOR DISTRIBUTIONS TO THE INDENTURE TRUSTEE. At the close of business on the Distribution Record Date, the transfer records for the 7% Convertible Junior Subordinated Debentures and the AMCV Capital Trust I Convertible Preferred Securities shall be closed, and there shall be no further changes in record holders of the 7% Convertible Junior Subordinated Debentures and the AMCV Capital Trust I Convertible Preferred Securities. AMCV, the Plan Administrator and the Indenture Trustee shall have no obligation to recognize any transfer of Claims arising from or out of the 7% Convertible Junior Subordinated Debentures or the AMCV Capital Trust I Convertible Preferred Securities occurring after the Distribution Record Date and shall be entitled to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

                                   ARTICLE 11
                                RELEASE OF LIENS

         Except as otherwise provided in this Plan or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, all liens, encumbrances and other security interests against Assets of the Debtors' Estates shall be deemed fully and completely released and discharged and all of the Assets of the Debtors' Estates shall be deemed free and clear of any such liens, claims and encumbrances on and after the Effective Date.

                                   ARTICLE 12
                        CONDITIONS TO THE EFFECTIVE DATE

         12.1 CONDITIONS TO EFFECTIVE DATE. The Plan shall not become effective and the Effective Date shall not occur unless and until:

                  12.1.1 The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors and the Creditors' Committee;

                  12.1.2 No stay of the Confirmation Order shall be in effect at the time the other conditions set forth in this Section 12.1 are satisfied, or, if permitted, waived;

                  12.1.3 All documents, instruments and agreements, in form and substance satisfactory to the Debtors, provided for under this Plan or necessary to implement this Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby; and

                  12.1.4 There shall exist sufficient Available Cash of the Selling Debtors to pay all Allowed Administrative Claims, Allowed Professional Claims, and Allowed Priority Tax Claims.

         12.2 TERMINATION OF PLAN FOR FAILURE TO BECOME EFFECTIVE. If the Effective Date shall not have occurred on or prior to the date that is forty-five (45) days after the Confirmation Date, then this Plan shall terminate and be of no further force or effect unless the provisions of this Section are waived in writing by the Debtors and the Creditors' Committee.

         12.3 WAIVER OF CONDITIONS. The Debtors and the Creditors' Committee, in their sole discretion, may waive Section 12.2 of this Plan.

         12.4 NOTICE OF EFFECTIVE DATE. On the Effective Date, or as soon thereafter as is practicable, the Debtors shall file with the Bankruptcy Court a "Notice of Effective Date" in a form reasonably acceptable to the Debtors in their sole discretion, which notice shall constitute appropriate and adequate notice that this Plan has become effective, provided, however, that the Debtors shall have no obligation to notify any Person other than the Creditors' Committee of such fact. The Plan shall be deemed to be effective as of 12:01 a.m., prevailing Eastern time, on the date of such filing. A courtesy copy of the Notice of Effective Date may be sent by first class mail, postage prepaid (or at the Debtors' option, by courier or facsimile) to those Persons who have filed with the Bankruptcy Court requests for notices pursuant to Bankruptcy Rule 2002.

                                   ARTICLE 13
                             EFFECT OF CONFIRMATION

         13.1 JURISDICTION OF COURT. Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Debtors, their Assets and their Estates. Thereafter, jurisdiction of the Bankruptcy Court over the Debtors, their Assets and their Estates shall be limited to the subject matters set forth in Article 14 of this Plan.

         13.2 BINDING EFFECT. Except as otherwise provided in section 1141 (d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against or Interest in the Debtors and such holder's respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under this Plan and whether or not such holder has accepted the Plan.

         13.3 STAY. Unless otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Cases of the Debtors pursuant to section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Final Distribution Date.

         13.4 EXCULPATION. Except as otherwise specifically provided in this Plan, neither the Debtors nor the Creditors' Committee (solely with respect to its conduct as a committee and not with respect to the actions of its members as individual creditors), nor any of such parties' respective present members (with respect to members of the Creditors' Committee, solely with respect to each member's conduct in furtherance of its, his, or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors), officers, directors, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents or any of such parties' successors and assigns, shall have or incur, and are hereby released from, any Claim, obligation, cause of action or liability to one another or to any holder of a Claim or an Interest, or any other party in interest, or any of their respective officers, directors, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers, agents, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of Confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

         13.5 INJUNCTION. Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons who have held, hold or may hold claims, rights, causes of action, liabilities or any equity interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided in this Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such Person has voted to accept the Plan and any successors, assigns or representatives of the foregoing shall be precluded and permanently enjoined on and after the Effective Date from (a) commencing or continuing in any manner any Claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right or Claim against the Debtors, or any assets of the Debtors which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or Claim against the Debtors, or any Assets of the Debtors which they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim, Interest or any other right or Claim against the Debtors, the Debtor Releasees, or any Assets of the Debtors which they possessed or may possess prior to the Effective Date, and (d) asserting any Claims that are released hereby.

         13.6 RELEASES BY DEBTORS. Except as expressly provided in this Plan, upon the Effective Date, the Debtors hereby (i) remise, acquit, waive, release and forever discharge each of the Debtor Releasees, and (ii) covenant and agree never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Debtor Releasees based upon any claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that the Debtors or their Estates ever had, claimed to have, has, or may have or claim to have against the Debtor Releasees, or any of them, by reason of any matter, cause, thing, act or omission of the Debtor Releasees, or any of them, in each case related to the Debtors. All Claims so waived and released shall be waived and released for all purposes.

         13.7 LIMITATION OF LIABILITY. Except as expressly set forth in the Plan, following the Effective Date, none of the Debtors, the Plan Administrator, the Creditors' Committee, the Reconstituted Committee or any of their respective members, officers, directors, employees, advisors, attorneys, professionals or agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the consummation of the Plan or any contract, instrument, release or other agreement or document created in connection with this Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.

                                   ARTICLE 14
                           RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases of the Debtors after the Effective Date as is legally permissible, including jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims, Interests and Administrative Claims;

                  (b) Hear and determine any and all causes of action against any Person and rights of the Debtors that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code;

                  (c) Grant or deny any applications for allowance of compensation for professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                  (d) Resolve any matters relating to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any of the Debtors may be liable, including without limitation the determination of whether such contract is executory for the purposes of section 365 of the Bankruptcy Code, and hear, determine and, if necessary, liquidate any Claims arising therefrom;

                  (e) Enter orders approving the Debtors' post-Confirmation sale or other disposition of Assets under section 363 of the Bankruptcy Code;

                  (f) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

                  (g) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Debtor that may be pending in the Chapter 11 Cases on the Effective Date;

                  (h) Hear and determine matters concerning state, local or federal taxes in accordance with sections 346, 505 or 1146 of the Bankruptcy Code;

                  (i) Decide or resolve any disputes with DNPS in any way relating to the Asset Sale;

                  (j) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and the Confirmation Order;

                  (k) Hear and determine any matters concerning the enforcement of the provisions of Article 13 of this Plan and any other releases or injunctions contemplated by this Plan;

                  (1) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order;

                  (m) Permit the Debtors, to the extent authorized pursuant to section 1127 of the Bankruptcy Code, to modify the Plan or any agreement or document created in connection with the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan or any agreement or document created in connection with the Plan;

                  (n) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                  (o) Enforce any injunctions entered in connection with or relating to the Plan or the Confirmation Order;

                  (p) Enter and enforce such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, or distributions pursuant to the Plan are enjoined or stayed;

                  (q) Set or extend deadlines by which objected to Claims must be Filed;

                  (r) Determine any other matters that may arise in connection with or relating to the Plan or any agreement or the Confirmation Order;

                  (s) Enter any orders in aid of prior orders of the Bankruptcy Court;

                  (t) Hear and determine any request of the Reconstituted Committee for authority and approval to take any actions or enforce any remedies provided to the Reconstituted Committee pursuant to any provision of this Plan; and (u) Enter an order concluding the Chapter 11 Cases.

                                   ARTICLE 15
                       ACCEPTANCE OR REJECTION OF THE PLAN

         15.1 PERSONS ENTITLED TO VOTE. Class 1A, Class IB, Class 1C, Class ID, Class IE, Class 3 and Class 4 are not Impaired and pursuant to section 1126(f) of the Bankruptcy Code is deemed to have accepted the Plan. Votes from holders of Class 1 A, Class IB, Class 1C, Class ID, Class IE, Class 3 and Class 4 Claims will not be solicited. Classes 2, 5, 6A, 6B, 6C, 6D and 6E are Impaired but will receive a distribution under the Plan. Votes from holders of Class 2, 5, 6A, 6B, 6C, 6D and 6E Claims will be solicited. Class 7 Claims and Class 8 Interests are

Impaired and are not entitled to distributions pursuant to the Plan. Class 7 Claims and Class 8 Interests will be cancelled pursuant to the Plan and holders of such Claims are deemed pursuant to section 1126(g) of the Bankruptcy Code to have rejected the Plan. Votes from holders of Class 7 Claims and Class 8 Interests will not be solicited.

         15.2 ACCEPTANCE BY IMPAIRED CLASSES. An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

         15.3 REQUEST FOR NON-CONSENSUAL CONFIRMATION. Class 7 and Class 8 receive no distribution on account of their Claims and Interests and are therefore deemed to have rejected the Plan. The Debtors therefore request that the Court confirm the Plan under the cramdown provisions of section 1129(b) of the Bankruptcy Code with respect to Class 7 and Class 8, as well as with respect to any other Class that does not vote to accept the Plan.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS

         16.1 SUBSTANTIVE CONSOLIDATION OF CLAIMS AGAINST DEBTORS. The Plan is premised on the substantive consolidation into separate groups of (a) the Selling Debtors, (b) the Coastal Debtors and (c) the Independence Debtors, respectively, in each case with respect to the treatment of all Claims except for Administrative Claims, Priority Tax Claims and Secured Claims in Classes 2, 3 and 4, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to the Administrative Claims, Priority Tax Claims or Secured Claims against or Interests in the Debtors, which shall be deemed to apply separately with respect to each Plan proposed by each Debtor (provided, however, that, pursuant to the Settlement, the Selling Debtors have agreed to pay all Administrative Expenses and Priority Tax Claims of all of the Debtors). This Plan shall serve as a request by the Debtors, in lieu of a separate motion, to the Bankruptcy Court, that it grant substantive consolidation as set forth above.

         On the Effective Date, all Class 7 Intercompany Claims will be cancelled. After giving effect to the Settlement and to the transfers set forth in the Plan to the holders of Administrative Claims, Professional Claims, Allowed Priority Tax Claims, Class 2 Claims, Class 3 Claims and Class 4 Claims,
(a) all Assets and liabilities of the Selling Debtors will be merged or treated as though they were merged, (b) all guarantees of any Selling Debtor of the obligations of any other Selling Debtor and any joint or several liability of any of the Selling Debtors shall be eliminated, and (c) except with respect to Secured Claims, each and every Claim against any of the Selling Debtors shall be deemed filed against the consolidated Selling Debtors, and all Claims filed against more than one of the Selling Debtors for the same liability shall be deemed one Claim against and obligation of the consolidated Selling Debtors.

         On the Effective Date, all Class 7 Intercompany Claims will be cancelled. After giving effect to the Settlement and to the transfers set forth in the Plan to the holders of Administrative Claims, Professional Claims, Allowed Priority Tax Claims, Class 2 Claims, Class 3 Claims and Class 4 Claims,
(a) all Assets and liabilities of the Coastal Debtors will be merged or treated as though they were merged, (b) all guarantees of any Coastal Debtor of the obligations of any other Coastal Debtor and any joint or several liability of any of the Coastal Debtors shall be eliminated, and (c) except with respect to Secured Claims, each and every Claim against any of the Coastal Debtors shall be deemed filed against the consolidated Coastal Debtors, and all Claims filed against more than one of the Coastal Debtors for the same liability shall be deemed one Claim against and obligation of the consolidated Coastal Debtors.

         On the Effective Date, all Class 7 Intercompany Claims will be cancelled. After giving effect to the Settlement and to the transfers set forth in the Plan to the holders of Administrative Claims, Professional Claims, Allowed Priority Tax Claims, Class 2 Claims, Class 3 Claims and Class 4 Claims,
(a) all Assets and liabilities of the Independence Debtors will be merged or treated as though they were merged, (b) all guarantees of any Independence of the obligations of any other Independence Debtor and any joint or several liability of any of the Independence Debtors shall be eliminated, and (c) except with respect to Secured Claims, each and every Claim against any of the Independence Debtors shall be deemed filed against the consolidated Independence Debtors, and all Claims filed against more than one of the Independence Debtors for the same liability shall be deemed one Claim against and obligation of the consolidated Independence Debtors.

         16.2 MODIFICATION OF THE PLAN. Subject to the restrictions on Plan modifications set forth in section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation.

         16.3 REVOCATION OF THE PLAN. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur or if the Plan does not become effective, then the Plan shall be null and void, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (b) constitute an admission of any fact or legal conclusion by the Debtors or any other Entity; or (c) prejudice in any manner the rights of the Debtors in any further proceedings involving the Debtors.

         16.4 GOVERNING LAW. Unless a rule of law or procedure is supplied by
(i) federal law (including the Bankruptcy Code and Bankruptcy Rules), or (ii) an express choice of law provision in any agreement, contract, instrument or document provided for, or executed in connection with, the Plan, the rights and obligations arising under the Plan and any agreements, contracts, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         16.5 No ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification.

         16.6 SEVERABILITY OF PLAN PROVISIONS. If prior to Confirmation any term or provision of the Plan that does not govern the treatment of Claims or Interests is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         16.7 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

         16.8 EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any Security or the making or delivery of any instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax. Any sale of any Asset occurring before, after or upon the Effective Date shall be deemed to be in furtherance of this Plan.

         16.9 PRESERVATION OF RIGHTS OF SETOFFS. The Debtors, may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claims; but neither the failure to do so nor the Allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder.

         16.10 SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Dated: January 7, 2003                    American Classic Voyages Co.
                                          (for itself and on behalf of the
                                          other Debtors)



                                          /s/ Jordan B. Allen
                                          -------------------------------------
                                          Jordan B. Allen
                                          Executive Vice President and General
                                          Counsel American Classic Voyages Co.

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTIONS..........................................................   4
A.   Scope of Definitions.................................................................................................   4
B.   Definitions..........................................................................................................   4
     1.1      Administrative Claim........................................................................................   4
     1.2      Administrative Claims Bar Date..............................................................................   5
     1.3      Allowed [   ] Claim or Allowed [   ] Interest...............................................................   5
     1.4      Allowed Claim or Allowed Interest...........................................................................   5
     1.5      AMCV........................................................................................................   5
     1.6      AMCV Settlement Cash Amount.................................................................................   6
     1.7      AMCV Settlement Avoidance Action Percentage.................................................................   6
     1.8      Assets......................................................................................................   6
     1.9      Asset Sale..................................................................................................   6
     1.10     Assumed MARAD Notes.........................................................................................   6
     1.11     Available Cash..............................................................................................   6
     1.12     Avoidance Actions...........................................................................................   7
     1.13     Bankruptcy Code.............................................................................................   7
     1.14     Bankruptcy Court............................................................................................   7
     1.15     Bankruptcy Rules............................................................................................   7
     1.16     Bar Date....................................................................................................   7
     1.17     Business Day................................................................................................   7
     1.18     Cash........................................................................................................   7
     1.19     Chapter 11 Cases............................................................................................   8
     1.20     Claim.......................................................................................................   8
     1.21     Class.......................................................................................................   8
     1.22     Coastal Debtor(s)...........................................................................................   8
     1.23     Coastal Debtors Settlement Cash Amount......................................................................   8
     1.24     Coastal Debtors Settlement Avoidance Action Percentage......................................................   8
     1.25     Columbia Queen Debtor.......................................................................................   8
     1.26     Columbia Queen Settlement Cash Amount.......................................................................   8
     1.27     Columbia Queen Settlement Avoidance Action Percentage.......................................................   9
     1.28     Confirmation................................................................................................   9
     1.29     Confirmation Date...........................................................................................   9
     1.30     Confirmation Hearing........................................................................................   9
     1.31     Confirmation Order..........................................................................................   9
     1.32     Convenience Claims..........................................................................................   9
     1.33     Creditor(s).................................................................................................   9
     1.34     Creditors' Committee........................................................................................   9
     1.35     Customer Deposit Claims.....................................................................................   9
     1.36     Debtor(s)...................................................................................................  10
     1.37     Debtor Releasees............................................................................................  10
     1.38     Deficiency Claims...........................................................................................  10
     1.39     Disclosure Statement........................................................................................  10
     1.40     Disclosure Statement Hearing................................................................................  11

     1.41     Disputed Claim or Disputed Interest.........................................................................  11
     1.42     Disputed Claims Reserve.....................................................................................  11
     1.43     Distribution Record Date....................................................................................  11
     1.44     DNPS........................................................................................................  11
     1.45     Effective Date..............................................................................................  11
     1.46     Effective Date Distribution.................................................................................  12
     1.47     Entity......................................................................................................  12
     1.48     Estates.....................................................................................................  12
     1.49     Examiner....................................................................................................  12
     1.50     Face Amount.................................................................................................  12
     1.51     Fee Order...................................................................................................  12
     1.52     File or Filed...............................................................................................  12
     1.53     Final Distribution..........................................................................................  12
     1.54     Final Distribution Date.....................................................................................  12
     1.55     Final Order.................................................................................................  12
     1.56     General Secured Claims......................................................................................  13
     1.57     General Unsecured Claims....................................................................................  13
     1.58     Impaired....................................................................................................  13
     1.59     Indemnification Claims......................................................................................  13
     1.60     Indemnification Reserve.....................................................................................  13
     1.61     Indenture Trustee...........................................................................................  14
     1.62     Independence Debtors........................................................................................  14
     1.63     Independence Debtors Settlement Cash Amount.................................................................  14
     1.64     Independence Debtors Settlement Avoidance Action Percentage.................................................  14
     1.65     Intercompany Claims.........................................................................................  14
     1.66     Interest....................................................................................................  14
     1.67     Lien........................................................................................................  15
     1.68     MARAD.......................................................................................................  15
     1.69     MARAD AQ Deficiency Claim...................................................................................  15
     1.70     MARAD Notes.................................................................................................  15
     1.71     MARAD Stipulation...........................................................................................  15
     1.72     New MARAD Note..............................................................................................  16
     1.73     Operating Reserve...........................................................................................  16
     1.74     Other AQ Secured Claims.....................................................................................  16
     1.75     Other Deficiency Claims.....................................................................................  16
     1.76     Other Priority Claim........................................................................................  16
     1.77     Person......................................................................................................  16
     1.78     Petition Date...............................................................................................  17
     1.79     Plan........................................................................................................  17
     1.80     Plan Administrator..........................................................................................  17
     1.81     Possessory Lienholder Claims................................................................................  17
     1.82     Priority Tax Claim..........................................................................................  17
     1.83     Professional Claim..........................................................................................  17
     1.84     ProRata 17
     1.85     Reconstituted Committee.....................................................................................  18
     1.86     Scheduled...................................................................................................  18

     1.87     Schedules...................................................................................................  18
     1.88     Secured Claim...............................................................................................  18
     1.89     Security....................................................................................................  18
     1.90     Selling Debtor(s)...........................................................................................  18
     1.91     Settlement..................................................................................................  18
     1.92     Subsequent Distribution Date................................................................................  18
     1.93     Supplemental Distribution...................................................................................  19
     1.94     TDQS........................................................................................................  19
     1.95     Taxes.......................................................................................................  19
     1.96     Unsecured Claim.............................................................................................  19
C.   Rules of Interpretation..............................................................................................  19
D.   Computation of Time..................................................................................................  21

ARTICLE 2 TREATMENT OF UNCLASSIFIED, UNIMPAIRED CLAIMS....................................................................  21
     2.1      Administrative Claims.......................................................................................  21
     2.2      Statutory Fees..............................................................................................  21
     2.3      Professional Claims.........................................................................................  21
     2.4      Priority Tax Claims.........................................................................................  22
     2.5      Deadline for Filing Administrative Claims...................................................................  22

ARTICLE 3 CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.................................................. 24
A.   General..............................................................................................................  24
B.   Classification.......................................................................................................  24
     3.1      Class 1A: Selling Debtors Other Priority Claims.............................................................  25
     3.2      Class IB: Coastal Debtors Other Priority Claims.............................................................  25
     3.3      Class 1C: Independence Debtors Other Priority Claims........................................................  25
     3.4      Class ID: Columbia Queen Other Priority Claims..............................................................  25
     3.5      Class IE: AMCV Other Priority Claims........................................................................  25
     3.6      Class 2: MARAD AQ Secured Claims............................................................................  25
     3.7      Class 3: Other AQ Secured Claims............................................................................  25
     3.8      Class 4: General Secured Claims.............................................................................  25
     3.9      Class 5: Convenience Claims.................................................................................  25
     3.10     Class 6A: Selling Debtors General Unsecured Claims..........................................................  26
     3.11     Class 6B: Coastal Debtors General Unsecured Claims..........................................................  26
     3.12     Class 6C: Independence Debtors General Unsecured Claims.....................................................  26
     3.13     Class 6D: Columbia Queen General Unsecured Claims...........................................................  26
     3.14     Class 6E: AMCV General Unsecured Claims.....................................................................  26
     3.15     Class 7: Intercompany Claims................................................................................  26
     3.16     Class 8: Interests..........................................................................................  26

ARTICLE 4 IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN.........................  26
     4.1      Unimpaired Classes of Claims and Interests..................................................................  26
     4.2      Impaired Classes of Claims and Interests....................................................................  26

ARTICLE 5 PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS............................................................  27

     5.1      Class 1A (Selling Debtors Other Priority Claims)............................................................  27
     5.2      Class IB: (Coastal Debtors Other Priority Claims)...........................................................  27
     5.3      Class 1C: (Independence Debtors Other Priority Claims)......................................................  28
     5.4      Class ID: (Columbia Queen Other Priority Claims)............................................................  28
     5.5      Class IE: (AMCV Other Priority Claims)......................................................................  29
     5.6      Class 2: (MARAD AQ Secured Claims)..........................................................................  30
     5.7      Class 3 (Other AQ Secured Claims)...........................................................................  30
     5.8      Class 4 (General Secured Claims)............................................................................  31
     5.9      Class 5 (Convenience Claims)................................................................................  32
     5.10     Class 6A (Selling Debtors General Unsecured Claims).........................................................  32
     5.11     Class 6B (Coastal Debtors General Unsecured Claims).........................................................  33
     5.12     Class 6C (Independence Debtors General Unsecured Claims)....................................................  33
     5.13     Class 6D (Columbia Queen General Unsecured Claims)..........................................................  34
     5.14     Class 6E (AMCV General Unsecured Claims)....................................................................  34
     5.15     Class 7 (Intercompany Claims)...............................................................................  35
     5.16     Class 8 (Interests).........................................................................................  35

ARTICLE 6 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 35
     6.1      Assumption; Assignment......................................................................................  35
     6.2      Cure Payments; Assurance of Performance.....................................................................  36
     6.3      Objections to Assumption of Executory Contracts and Unexpired Leases........................................  36
     6.4      Rejection...................................................................................................  38
     6.5      Approval of Rejection; Rejection Damages Claims Bar Date....................................................  38

ARTICLE 7 MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN..............................................................  38
     7.1      Engagement of Plan Administrator............................................................................  38
     7.2      Continuing Existence........................................................................................  39
     7.3      Post-Effective Date Oversight of the Debtors................................................................  40
     7.4      Plan Administrator Compensation.............................................................................  41
     7.5      Plan Administrator and Reconstituted Committee Fiduciaries..................................................  41
     7.6      Cancellation of Instruments, Securities and Other Documentation.............................................  41
     7.7      No Revesting of Assets......................................................................................  42
     7.8      Post-Confirmation Operations................................................................................  42
     7.9      Post-Confirmation Professional Fees and Expenses............................................................  42
     7.10     Post-Effective Date Reporting...............................................................................  43
     7.11     Post-Effective Date Indemnification Claims and the Indemnification Reserve..................................  43
     7.12     Post-Confirmation Funding of Operations and Funding of Plan.................................................  44
     7.13     Post-Confirmation Accounts..................................................................................  44
     7.14     Dissolution of the Debtors..................................................................................  44
     7.15     Closing of the Chapter 11 Cases.............................................................................  45

ARTICLE 8 SETTLEMENT......................................................................................................  46
     8.1      Intercompany Claims of AMCV against the Selling Debtors.....................................................  46
     8.2      Intercompany Claims of the Coastal Debtors against the Selling Debtors......................................  47
     8.3      Intercompany Claims of the Independence Debtors against the Selling Debtors.................................  48
     8.4      Intercompany Claims of the Columbia Queen Debtor against the Selling Debtors................................  48
     8.5      Priority Claims of m/s Patriot Customers against AMCV.......................................................  49

ARTICLE 9 POSTCONFIRMATION LITIGATION.....................................................................................  50
     9.1      Retention and Enforcement of Causes in Action...............................................................  50
     9.2      Objections to Claims........................................................................................  51

ARTICLE 10 DISTRIBUTIONS..................................................................................................  51
     10.1     No Duplicate Distributions..................................................................................  51
     10.2     Distributions by the Debtors................................................................................  51
     10.3     Delivery of Distributions in General........................................................................  52
     10.4     Cash Payments...............................................................................................  52
     10.5     Interest on Claims..........................................................................................  52
     10.6     No De Minimus Distributions.................................................................................  52
     10.7     Face Amount.................................................................................................  53
     10.8     Unclaimed Distributions.....................................................................................  53
     10.9     Effective Date Distributions................................................................................  53
     10.10    Supplemental Distributions..................................................................................  53
     10.11    Final Distributions.........................................................................................  54
     10.12    Disputed Claims Reserve.....................................................................................  54
     10.13    Claims Resolution Authority.................................................................................  54
     10.14    Compliance with Tax Requirements............................................................................  55
     10.15    Distributions by the Indenture Trustee......................................................................  55
     10.16    Record Date for Distributions to the Indenture Trustee......................................................  56

ARTICLE 11 RELEASE OF LIENS................................................................................................ 56

ARTICLE 12 CONDITIONS TO THE EFFECTIVE DATE...............................................................................  57
     12.1     Conditions to Effective Date................................................................................  57
     12.2     Termination of Plan for Failure To Become Effective.........................................................  57
     12.3     Waiver of Conditions........................................................................................  57
     12.4     Notice of Effective Date....................................................................................  57

ARTICLE 13 EFFECT OF CONFIRMATION.........................................................................................  58
     13.1     Jurisdiction of Court.......................................................................................  58
     13.2     Binding Effect..............................................................................................  58
     13.3     Stay    58
     13.4     Exculpation.................................................................................................  58
     13.5     Injunction..................................................................................................  59
     13.6     Releases by Debtors.........................................................................................  60
     13.7     Limitation of Liability.....................................................................................  60

ARTICLE 14 RETENTION OF JURISDICTION......................................................................................  61

ARTICLE 15 ACCEPTANCE OR REJECTION OF THE PLAN............................................................................  63
     15.1     Persons Entitled to Vote....................................................................................  63
     15.2     Acceptance by Impaired Classes..............................................................................  64
     15.3     Request for Non-Consensual Confirmation.....................................................................  64

 ARTICLE 16 MISCELLANEOUS PROVISIONS......................................................................................  64

     16.1     Substantive Consolidation of Claims against Debtors.........................................................  64
     16.2     Modification of the Plan....................................................................................  66
     16.3     Revocation of the Plan......................................................................................  66
     16.4     Governing Law...............................................................................................  66
     16.5     No Admissions...............................................................................................  67
     16.6     Severability of Plan Provisions.............................................................................  67
     16.7     Successors and Assigns......................................................................................  67
     16.8     Exemption from Certain Transfer Taxes.......................................................................  67
     16.9     Preservation of Rights of Setoffs...........................................................................  68
     16.10    Saturday, Sunday or Legal Holiday...........................................................................  68

                                    EXHIBITS

1.       List of Debtors

2.       List of Selling Debtors

3.       List of Independence Debtors

4.       Oceanic Ship Co. Settlement Agreement

                                   EXHIBIT 1

                                    Debtors


DEBTOR NAME                                                       TAX ID              CASE NO.
-----------                                                       ------              --------

American Classic Voyages Co.                                    31-0303330            01-10954
Great Pacific NW Cruise Line, L.L.C.                            72-1446619            01-10977
DQCV, L.L.C. f/k/a Delta Queen Coastal
  Voyages, L.L.C.                                               72-1451156            01-10964
Cape Cod Light, L.L.C.                                          72-1451150            01-10962
Cape May Light, L.L.C.                                          72-1451148            01-10961
DQSB II, Inc.                                                   36-4133147            01-10974
AMCV Holdings, Inc.                                             72-1451155            01-10973
Ocean Development Co.                                           36-4243198            01-10972
Great Hawaiian Cruise Line, Inc.                                36-3897706            01-10975
CAT II, Inc.                                                    72-1451157            01-10968
Great Independence Ship Co.                                     36-3897780            01-10969
Great Hawaiian Properties Corporation                           36-3897776            01-10971
American Hawaii Properties Corporation                          99-0327076            01-10976
AMCV Cruise Operations, Inc.                                    36-4365686            01-10967
TDQS Co. f/k/a The Delta Queen Steamboat Co.                    72-1245383            01-10970
Cruise America Travel, Incorporated,                            31-0963640            01-10966
Great AQ Steamboat, L.L.C.                                      72-1353482            01-10960
Great Ocean Cruise Line, L.L.C.                                 72-1351947            01-10959
Great River Cruise Line, L.L.C.                                 72-1353488            01-10963
DQSC Property Co.                                               36-4233547            01-10965

                                   EXHIBIT 2

                                Selling Debtors


DEBTOR NAME                                                       TAX ID              CASE NO.
-----------                                                       ------              --------

AMCV Cruise Operations, Inc.                                    36-4365686            01-10967
TDQS Co. f/k/a The Delta Queen                                  72-1245383            01-10970
  Steamboat Co.
Cruise America Travel, Incorporated,                            31-0963640            01-10966
Great AQ Steamboat, L.L.C.                                      72-1353482            01-10960
Great Ocean Cruise Line, L.L.C.                                 72-1351947            01-10959
Great River Cruise Line, L.L.C.                                 72-1353488            01-10963
DQSC Property Co.                                               36-4233547            01-10965

                                   EXHIBIT 3

                              Independence Debtors


DEBTOR NAME                                                       TAX ID              CASE NO.
-----------                                                       ------              --------

AMCV Holdings, Inc.                                             72-1451155            01-10973
Ocean Development Co.                                           36-4243198            01-10972
Great Hawaiian Cruise Line, Inc.                                36-3897706            01-10975
CAT II, Inc.                                                    72-1451157            01-10968
Great Independence Ship Co.                                     36-3897780            01-10969
Great Hawaiian Properties Corporation                           36-3897776            01-10971
American Hawaii Properties Corporation                          99-0327076            01-10976

                                   EXHIBIT 4

                     Oceanic Ship Co. Settlement Agreement

                        SETTLEMENT AND RELEASE AGREEMENT

         AMERICAN CLASSIC VOYAGES CO., a Delaware corporation ("AMCV") and its subsidiaries and affiliates listed on Exhibit A hereto (together with AMCV, the "Debtors"), as debtors and debtors-in- possession in Case No. 01-10954 (the "Case") before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and Oceanic Ship Co. and its affiliates listed on Exhibits hereto (together with Oceanic Snip Co., the "Non-Debtors and, together with the Debtors, the "Parties"), hereby enter into this Settlement and Release Agreement (this "Agreement") on this 2nd day of December 2002,

         WHEREAS, on October 19,2001, AMCV filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), Thereafter, on October 22,2001, the remaining Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code;

         WHEREAS, on December 2,2002, the Debtors filed the First Amended Joint Plan of Liquidation (as amended or modified from time to time, die "Plan");1

         WHEREAS, Oceanic Ship Co., a non-debtor affiliate of AMCV, was the former owner and operator of the m/s Patriot;

         WHEREAS, on October 22, 2001, Holland American Line ("HAL") filed a Verified Complaint In Rem and In Personam for Foreclosure of Preferred Marine Mortgage in which they asked the District Court for the District of Hawaii, among other things, to issue a warrant of arrest instructing the United States Marshall to seize the m/s Patriot, to enter a judgment foreclosing the mortgage for $79,430,000 and to enter an order directing the sale of the Patriot. On January 28,2002 pursuant to the District Court of Hawaii's Order for Interlocutory Sale of Defendant Vessel M/S Patriot Pursuant to Supplemental Admiralty Rule E(9)(b) and the Notice of Sale, me m/s Patriot was sold at public auction by a U.S. Marshall to HAL for $79,769,783, On February 1,2002, the United States District Court for the District of Hawaii entered an order confirming this sale;

         WHEREAS the Non-Debtors assert claims against AMCV and the other Debtors seeking to substantively consolidate non-debtor Oceanic Ship Co. with AMCV and/or the other Debtors;

         WHEREAS AMCV asserts claims against Oceanic Ship Co. in an aggregate amount of approximately $41,6 million. AMCV and the other Debtors assert that Oceanic Ship Co, should not be granted the extraordinary remedy of substantive consolidation because, aside from a centralized cash management system and similar directors and officers, Oceanic Ship Co. operated separately from AMCV;

         WHEREAS, the Debtors and the Non-Debtors have agreed to resolve my and all claims, rights and causes of action against each other, their affiliates, successors, assigns, and creditors, including, without limitation, the Intercompany Claims and substantive consolidation claims.

---------
1 Capitalized terms used herein but not otherwise defined have the meanings assigned to such terms in the Plan.

         WHEREAS, alter lengthy negotiations, the Non-Debtors and the Debtors have agreed to settle this dispute upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt sad sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Section 1. Claims.

         The Non-Debtors hereby agree to release any and all claims, rights and causes of action, including, without limitation, any and all substantive consolidation or veil piercing claims they may have against any of the Debtors in exchange for each customer asserting a priority claim for deposits or prepayments for travel on the m/s Patriot being granted an Allowed AMCV Other Priority Claim in an amount equal to his share (based on the ratio of the allowed priority claim he would have against Oceanic Ship Co, had it filed a chapter 1 1 case to the aggregate of all of the allowed priority claims all such customers would have against Oceanic Ship Co. had it filed a chapter 1 1 case) of the difference between (a) the sum of $710,000 and any cash that becomes available from the AMCV Settlement Avoidance Action Percentage (17.5% of cash proceeds of avoidance actions of the Debtors (net of the costs of avoidance actions) minus (b) the amount required to pay all holders of Allowed AMCV Other Priority Claims other than m/s Patriot customers in full (including post-Effective Date interest),

         AMCV and the other Debtors hereby agree to release any and all claims, including, without limitation, the Intercompany Claims of AMCV against Oceanic Ship Co. in an aggregate amount of approximately $41.6 million

         Section 2. Mutual Release and Covenant Not To Sue.

         For the consideration set forth above, the Debtors, on one hand, and the Non-Debtors, on the other hand, do hereby release and forever discharge each other, including their respective creditors, predecessors, successors, officers, directors, shareholders, employees, heirs, executors, administrators and assigns, from any and all debts, claims, demands, damages, actions or causes of action of whatsoever nature, whether presently known or unknown, arising from acts, omissions or events that have occurred from the beginning of the world to the date first set forth above, including, without limitation, substantive consolidation claims and Intercompany Claims,

         Section 3. Effectiveness.

         This Agreement shall only become effective upon the Effective Date of the Plan.

         Section 4. Miscellaneous.

         (a) Reliance on Legal Counsel. Each of the Parties represents and warrants that it has not relied upon or been induced by any representation, statement or disclosure by the other Party, but has relied upon its own knowledge and judgment and upon the advice and representation of its counsel in entering into this Agreement. The Parties acknowledge that they have been represented in the negotiations for and in the execution of this Agreement by counsel of their own choice and that they have read this Agreement and have had it fully explained to them by their counsel and that they are fully aware of the contents of this Agreement and its legal effect.

         (b) No Representations or Promises Not Contained Herein. In making this Agreement each of the Parties represents and warrants that it relied wholly upon its own judgment, belief and knowledge.

         (c) Due Authorization. Each of the Parties represents and warrants to the other that; (1) this Agreement has been duly authorized, executed and delivered, (2) that it has the power to enter into this Agreement and (3) feat, upon entry of the Order by the Bankruptcy Court approving this Agreement, this Agreement shall be binding and enforceable.

         (d) Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the matters covered herein, and no other agreement, statement or promise; regarding such matters made by either Party, or by any employee, director, officer, agent or attorney of either Party, which is not contained in this Agreement, shall be binding or valid,

         (e) Controlling Law. This Agreement shall be governed by, construed in accordance with, and enforced under the laws of Delaware, without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction.

         (f) Effect of Captions. Captions of the sections of this Agreement are for convenience and reference only, and the words contained herein shall in no way be employed to explain, modify, amplify or aid in the interpretation, construction or meaning of die provisions of this Agreement.

         (g) Severability. If any provision of this Agreement is held, determined, or adjudged to be invalid, unenforceable, or void for any reason whatsoever, the remainder of that provision (if any) and the remaining provisions of this Agreement will remain in full force and effect.

         (h) Construction. This Agreement shall be construed as if prepared jointly by the Parties, and any uncertainty or ambiguity shall not be interpreted against either one of the Parties.

         (i) Rights and Liabilities of Successors. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, predecessors, successors, assigns, parent and subsidiary corporations, officers, directors, employees, agents, attorneys, partners, representatives, and employees, as applicable.

         (j) Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which counterparts together shall constitute one and the same instrument This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed by the other Party hereto. Facsimile or other electronically transmitted signature pages shall be deemed to be an original.

         (k) Amendment. This Agreement may be modified, amended or otherwise changed only in a writing signed by both, of the Parties.

         (1) Consent to Jurisdiction. All actions brought arising out of this Agreement shall be brought in the Bankruptcy Court, and the Bankruptcy Court shall retain exclusive jurisdiction to determine any and all such actions.

         EACH PARTY HAS READ THIS AGREEMENT AND HAS HAD THE TERMS USED HEREIN AND THE CONSEQUENCES HEREOF EXPLAINED BY LEGAL COUNSEL EACH PARTY IS AWARE THAT THIS SETTLEMENT AND RELEASE AGREEMENT INCLUDES A RELEASE OF ANY PREFERENCE LIABILITY. EACH OF THE UNDERSIGNED HAS CONSULTED WITH ITS ATTORNEYS CONCERNING THE CONSEQUENCES AND CONTENTS OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the Debtors and Non-Debtors have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the data first above written.


                           AMERICAN CLASSIC VOYAGES, CO,
                           GREAT PACIFIC CRUISE LINE, L.L.C.
                           DQCV, L.L.C., F/K/A DELTA QUEEN COASTAL
                           VOYAGES, L.L.C.
                           CAPE COD LIGHT, L.L.C.
                           CAPE MAY LIGHT, L.L.C.
                           DQSB II, INC.
                           AMCV HOLDINGS, INC.
                           OCEAN DEVELOPMENT, CO.
                           GREAT HAWAIIAN CRUISE LINE, INC.
                           CAT II, INC.
                           GREAT INDEPENDENCE SHIP CO.
                           GREAT HAWAIIAN PROPERTIES CORPORATION
                           AMERICAN HAWAIIAN PROPERTIES CORPORATION
                           AMCV CRUISE OPERATIONS, INC.
                           TDQS CO., F/K/A THE DELTA QUEEN STEAMBOAT CO. CRUISE AMERICA TRAVEL, INCORPORATED,
                           GREAT AQ STEAMBOAT, L.L.C.
                           GREAT OCEAN CRUISE LINE, L.L.C.
                           GREAT RIVER CRUISE LINE, L.L.C.
                           DQSC PROPERTY CO.


                           By: /s/ [Illegible Signature]
                              -------------------------------------------------
                               Name: [Illegible]
                               Title:


                           PROJECT AMERICA, INC.

                           By: /s/ [Illegible Signature]
                              -------------------------------------------------
                              Name:
                              Title:

                           OCEANIC SHIP CO.

                           By: /s/ [Illegible Signature]
                              -------------------------------------------------
                              Name:
                              Title:


                           OCEAN DEVELOPMENT CO.

                           By: /s/ [Illegible Signature]
                              -------------------------------------------------
                              Name:
                              Title: